                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No.333-53579
                                               Registration No.333-53579-01
PROSPECTUS SUPPLEMENT

(To Prospectus dated June 5, 1998)
                                                                            LOGO

                                  $100,000,000
                             Huntington Capital II
                   FLOATING RATE CAPITAL SECURITIES, SERIES B

                (Liquidation Amount $1,000 Per Capital Security) fully and unconditionally guaranteed to the extent described herein by

                       Huntington Bancshares Incorporated
                            ------------------------

     The Floating Rate Capital Securities, Series B (the "Series B Capital Securities"), offered hereby represent beneficial interests in Huntington Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Series B Trust"). Huntington Bancshares Incorporated, a Maryland corporation (the "Corporation"), will be the owner of all of the beneficial interests represented by common securities of the Series B Trust (the "Series B Common Securities" and, collectively with the Series B Capital Securities, the "Series B Securities"). The Series B Trust exists for the sole purpose of issuing the Series B Securities and investing the proceeds of the Series B Securities in the Floating Rate Junior Subordinated Debentures, Series B (the "Series B Subordinated Debentures") to be issued by the Corporation.
                                                        (Continued on next page)

                            ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES B CAPITAL SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                            ------------------------

                                                                     UNDERWRITING
                                                                    DISCOUNTS AND            PROCEEDS TO THE
                                        PRICE TO PUBLIC(1)          COMMISSIONS(2)       SERIES B TRUST(1)(3)(4)
                                        ------------------          --------------       -----------------------
Per Series B Capital Security......          $988.45                     (3)                     $988.45
Total..............................        $98,845,000                   (3)                   $98,845,000

---------------
  (1) Plus accumulated Distributions, if any, from June 12, 1998.
  (2) The Series B Trust and the Corporation have each agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
  (3) In view of the fact that the proceeds of the sale of the Series B Capital Securities will be invested in the Series B Subordinated Debentures, the Corporation has agreed to pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $10.00 per Series B Capital Security (or $1,000,000 in the aggregate). See "Underwriting."
  (4) Before deduction of expenses of the offering, payable by the Corporation, which are estimated to be $402,500.

                            ------------------------

     The Series B Capital Securities are offered, subject to prior sale, when, as, and if accepted by the Underwriters and subject to approval of certain legal matters by underwriters' counsel. It is expected that delivery of the Series B Capital Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about June 12, 1998, against payment therefor in immediately available funds.

                            ------------------------

MORGAN STANLEY DEAN WITTER                            CREDIT SUISSE FIRST BOSTON

June 5, 1998

(cover page continued)

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SERIES B CAPITAL SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THIS OFFERING, AND MAY BID FOR, AND PURCHASE, SUCH SERIES B CAPITAL SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" IN THE ACCOMPANYING PROSPECTUS AND "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

     The Chase Manhattan Bank is the Property Trustee of the Series B Trust. The Series B Subordinated Debentures will mature on June 15, 2028 (the "Stated Maturity"). Each holder of a Series B Capital Security will have the right to receive $1,000 per Series B Capital Security in the event of liquidation (the "Liquidation Amount") and at maturity. The Series B Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption, or otherwise over the Series B Common Securities. See "Description of the Capital Securities -- Subordination of Common Securities" in the accompanying Prospectus.

     The Series B Capital Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depository"). Beneficial interests in the global securities will be shown on, and transfer of such securities will be effected only through records maintained by the Depository and its participants. Except as described under "Description of the Capital Securities" in the accompanying Prospectus, certificates for the Series B Capital Securities will not be issued and owners of beneficial interests in global securities will not be considered holders of the Series B Capital Securities. See also "Book-Entry Issuance" in the accompanying Prospectus.

     Holders of the Series B Capital Securities will be entitled to receive cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the 15th day of March, June, September, and December of each year, commencing September 15, 1998 at a variable annual rate equal to 3-month LIBOR (as defined in this Prospectus Supplement) plus 0.625% on the Liquidation Amount of $1,000 per Series B Capital Security ("Distributions"). The final Distributions will be payable on June 15, 2028. The Distribution rate and the Distribution payment dates and other payment dates for the Series B Capital Securities correspond to the interest rate and interest payment dates and other payment dates on the Series B Subordinated Debentures, which are the sole assets of the Series B Trust.

     The Corporation has guaranteed the payment of Distributions and payments on liquidation of the Series B Trust or redemption of the Series B Capital Securities, but only in each case to the extent of funds held by the Series B Trust, as described in this Prospectus Supplement. See also "Description of the Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series B Subordinated Debentures held by the Series B Trust, the Series B Trust will have insufficient funds to pay Distributions on the Series B Capital Securities. The Corporation's obligations under the Series B Guarantee (as defined below), taken together with its obligations under the Series B Subordinated Debentures, the Series B Declaration, and the Indenture (each as defined below), including its obligation to pay all costs, expenses, and liabilities of the Series B Trust (other than with respect to the Series B Capital Securities), constitute a full and unconditional guarantee of all of the Series B Trust's obligations under the Series B Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Subordinated Debentures, and the Guarantees" in the accompanying Prospectus. The obligations of the Corporation under the Series B Guarantee and the Series B

Subordinated Debentures are unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus) of the Corporation, are structurally subordinated to all liabilities and obligations of the Corporation's subsidiaries, and will be pari passu with $200 million of obligations of the Corporation associated with the Floating Rate Capital Securities issued by Huntington Capital I (the "Outstanding Capital Securities"). As of March 31, 1998, approximately $483.9 million aggregate principal amount of Senior Indebtedness was outstanding, and the Corporation's subsidiaries had approximately $24 billion of indebtedness and other liabilities (including $17.7 billion of bank deposits). The terms of the Series B Subordinated Debentures place no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation or on the amount of liabilities and obligations of the Corporation's subsidiaries. See "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     So long as no Indenture Event of Default (as defined in the accompanying Prospectus) has occurred and is continuing, the Corporation has the right to defer payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined in this Prospectus Supplement), the Corporation may elect to begin a new Extension Period subject to the requirements set forth in the accompanying Prospectus. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the Series B Subordinated Debentures.

     If interest payments on the Series B Subordinated Debentures are so deferred, distributions on the Series B Capital Securities also will be deferred and, subject to certain exceptions described in the accompanying Prospectus, the Corporation may not, and may not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Corporation's capital stock;

        - make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Series B Subordinated Debentures; or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Series B Subordinated Debentures.

     During an Extension Period, interest on the Series B Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series B Capital Securities are entitled will accumulate) at a variable annual rate equal to 3-month LIBOR plus 0.625%, compounded quarterly from the relevant payment date for such interest, and holders of the Series B Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash related to such interest income. See "Certain Terms of the Series B Subordinated
Debentures -- Option to Defer Interest Payments" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Series B Subordinated Debentures are redeemable prior to maturity at the option of the Corporation, subject to the receipt of any necessary prior approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve") (a) on or after June 15, 2008, in whole or in part, at a redemption price equal to the principal amount of the

Series B Subordinated Debentures so redeemed plus the accrued and unpaid interest on such Series B Subordinated Debentures to the redemption date, or (b) at any time, in whole (but not in part), upon the occurrence and continuation of a Special Event (as defined in the Prospectus), at such redemption price. The Series B Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series B Subordinated Debentures at the Stated Maturity or their earlier redemption, in an amount equal to the amount of related Series B Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such Series B Subordinated Debentures, in each case plus accumulated and unpaid Distributions to the date of redemption. See "Description of the Capital Securities -- Redemption" in the accompanying Prospectus and "Certain Terms of the Series B Capital Securities -- Redemption."

     The Corporation will have the right at any time, subject to the receipt of any necessary prior approval from the Federal Reserve, to dissolve the Series B Trust and, after satisfaction of the claims of creditors of the Series B Trust, if any, as provided by applicable law, cause the Series B Subordinated Debentures to be distributed to the holders of the Series B Capital Securities and the Series B Common Securities in liquidation of the Series B Trust. See "Certain Terms of the Series B Capital Securities -- Liquidation of Series B Trust and Distribution of Series B Subordinated Debentures."

     In the event of the liquidation of the Series B Trust, after satisfaction of the claims of creditors of the Series B Trust, if any, as required by applicable law, the holders of the Series B Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series B Capital Security plus accumulated and unpaid Distributions to the date of payment, which may be in the form of a distribution of such amount in Series B Subordinated Debentures as described above. If such Liquidation Amount can be paid only in part because the Series B Trust has insufficient assets available to pay in full the aggregate Liquidation Amount, then the amounts payable directly by the Series B Trust on the Series B Capital Securities shall be paid on a pro rata basis. The holder(s) of the Series B Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Series B Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Series B Capital Securities will have a priority over the Series B Common Securities. "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" in the accompanying Prospectus.

     If the purchaser is using for its purchase of the Series B Capital Securities the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of a plan or individual retirement account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Tax Code" and any such employee benefit plan, plan, or individual retirement account, an "ERISA Plan"), the purchase shall constitute a representation by such person as to certain matters relating, generally, to the relationship of the Corporation to the ERISA Plan and the availability of an exemption from the prohibited transaction rules under ERISA and the Tax Code. See "Benefit Plan Considerations."

     The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used in this Prospectus Supplement, (a) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), and (b) the "Series B Declaration" means the Amended and Restated Declaration relating to the Series B Trust among the Corporation, as Sponsor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and the Regular Trustees (as defined in the accompanying

Prospectus) who are named in the Series B Declaration (collectively, with the Property Trustee and Delaware Trustee, the "Declaration Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE SERIES B TRUST, OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALES UNDER THESE DOCUMENTS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE SERIES B TRUST SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THAT THE INFORMATION CONTAINED IN THESE DOCUMENTS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SERIES B CAPITAL SECURITIES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SERIES B CAPITAL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                      PROSPECTUS SUPPLEMENT

Cautionary Statement Concerning Forward-Looking
  Statements................................................   S-6
Risk Factors................................................   S-7
Huntington Capital II.......................................  S-12
The Corporation.............................................  S-12
Use of Proceeds.............................................  S-12
Capitalization..............................................  S-13
Ratio of Earnings to Fixed Charges..........................  S-14
Accounting Treatment........................................  S-14
Certain Terms of the Series B Capital Securities............  S-15
Certain Terms of the Series B Subordinated Debentures.......  S-18
Certain Terms of the Series B Guarantee.....................  S-21
Certain United States Federal Income Tax Consequences.......  S-23
Benefit Plan Considerations.................................  S-30
Underwriting................................................  S-32
Validity of Securities......................................  S-33

                            PROSPECTUS
Available Information.......................................     4
Incorporation of Certain Documents By Reference.............     4
The Trusts..................................................     5
The Corporation.............................................     7
Use of Proceeds.............................................     8
Description of the Subordinated Debentures..................     8
Description of the Capital Securities.......................    21
Description of the Guarantees...............................    32
Relationship Among the Capital Securities, the Corresponding
  Subordinated Debentures, and the Guarantees...............    34
Book-Entry Issuance.........................................    36
Plan of Distribution........................................    38
Validity of Securities......................................    39
Experts.....................................................    39

                            ------------------------

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    Certain statements contained in documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus and certain other statements made under the captions "Risk Factors," "The Corporation," and "Use of Proceeds" contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained in or implied by the Corporation's statements for a variety of factors including: changes in economic conditions, movements in interest rates, competitive pressures on product pricing and services, success and timing of business strategies, the successful integration of acquired businesses, the nature and extent of governmental actions and reforms, and extended disruption of vital infrastructure. Such forward-looking statements should be viewed as strategic objectives rather than absolute predictions of future performance.

                                  RISK FACTORS

     Prospective purchasers of the Series B Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series B Capital Securities may receive Series B Subordinated Debentures in exchange for such Series B Capital Securities upon liquidation of the Series B Trust, prospective purchasers of Series B Capital Securities also are making an investment decision with regard to the Series B Subordinated Debentures and should carefully review all the information regarding the Series B Subordinated Debentures.

     Certain statements in this Prospectus Supplement and the accompanying Prospectus and documents incorporated in these documents by reference are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Corporation's current expectations. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES B GUARANTEE AND THE SERIES B SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Series B Guarantee issued by the Corporation for the benefit of the holders of Series B Capital Securities and under the Series B Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and pari passu with the Corporation's obligations associated with the Outstanding Capital Securities. At March 31, 1998, the Senior Indebtedness of the Corporation aggregated approximately $483.9 million.

     Because the Corporation is a holding company, the right of the Corporation to participate in any distributions of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends, or otherwise supply funds to, or engage in transactions with, the Corporation. Accordingly, the Series B Subordinated Debentures will effectively be subordinated to all existing and future liabilities of the Corporation's subsidiaries and holders of the Series B Subordinated Debentures should look only to the assets of the Corporation for payments on the Series B Subordinated Debentures.

     The ability of the Series B Trust to pay amounts due on the Series B Capital Securities is solely dependent upon the Corporation making payments on the Series B Subordinated Debentures as and when required.

     None of the Indenture, the Series B Guarantee, nor the Series B Declaration places any limitation on the amount of secured or unsecured Senior Indebtedness that may be incurred by the Corporation or on the amount of liabilities and obligations of the Corporation's subsidiaries. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness. See "Description of the Guarantees -- Status of the Guarantee" and "Description of the Series B Subordinated Debentures -- Subordination" in the accompanying Prospectus.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF SERIES B CAPITAL SECURITIES

     If a Trust Enforcement Event (as defined in the accompanying Prospectus) occurs and is continuing, then the holders of Series B Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Series B Subordinated Debentures against the Corporation. The holders of a majority in Liquidation Amount of the Series B Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Series B Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Series B Subordinated Debentures.

     If the Property Trustee fails to enforce its rights with respect to the Series B Subordinated Debentures held by the Series B Trust, any record holder of Series B Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Corporation to enforce the Property Trustee's rights under such Series B Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

     If the Corporation were to default on its obligation to pay amounts payable under the Series B Subordinated Debentures, the Series B Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Series B Capital Securities or otherwise, and, in such event, holders of the Series B Capital Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. However, in the event the Corporation failed to pay interest on or principal of the Series B Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series B Capital Securities may institute a proceeding directly against the Corporation under the Indenture for enforcement of payment to such holder of the interest on or principal of Series B Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series B Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Series B Capital Securities under the Series B Declaration to the extent of any payment made by the Corporation to such holder of Series B Capital Securities in such Direct Action.

     Except as described in this Prospectus Supplement or the accompanying Prospectus, holders of Series B Capital Securities will not be able to exercise directly any other remedy available to the holders of Series B Subordinated Debentures or assert directly any other rights in respect of the Series B Subordinated Debentures. See "Description of the Capital Securities -- Trust Enforcement Events," "Description of the Guarantees" and "Description of the Subordinated Debentures -- Indenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Capital Securities" in the accompanying Prospectus. The Series B Declaration provides that each holder of Series B Capital Securities by acceptance of such Series B Capital Securities agrees to the provisions of the Series B Guarantee and the Indenture.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES

     So long as no Indenture Event of Default has occurred or is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. As a consequence of any such deferral, Distributions on the Series B Capital Securities by the Series B Trust will be deferred during any such Extension Period but would continue to accumulate at a variable annual rate equal to 3-month LIBOR plus 0.625%, compounded quarterly during any such Extension Period.

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Corporation's capital stock, or

        - make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Series B Subordinated Debentures, or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Series B Subordinated Debentures.

     There are permitted exceptions to this covenant. See "Certain Terms of the Series B Capital Securities -- Distributions."

     Prior to the termination of any such Extension Period, the Corporation may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. See "Certain Terms of the Capital Securities -- Distributions" and "Certain Terms of the Subordinated Debentures -- Option to Defer Interest Payments."

     Should the Corporation defer payment of interest on the Series B Subordinated Debentures, a holder of Series B Capital Securities will be required to accrue income (in the form of original issue discount ("OID") which will include both stated interest and the de minimis OID on the Series B Subordinated Debentures) for United States federal income tax purposes in respect of its pro rata share of the Series B Subordinated Debentures held by the Series B Trust. As a result, a holder of Series B Capital Securities will be required to include such interest income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income, and will not receive the cash related to such income from the Series B Trust if the holder disposes of the Series B Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax
Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Series B Capital Securities."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series B Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series B Capital Securities is likely to be adversely affected. A holder that disposes of its Series B Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series B Capital Securities. In addition, as a result of the Corporation's right to defer interest payments, the market price of the Series B Capital Securities (which represent preferred undivided beneficial interests in the Series B Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

SPECIAL EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES

     Upon the occurrence and continuation of a Special Event, the Corporation has the right, subject to any necessary prior approval of the Federal Reserve, to redeem the Series B Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Series B Capital Securities and Series B Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event, or an Investment Company Event (each as defined in the accompanying Prospectus).

     Prospective investors should be aware that Enron Corporation has filed a petition in Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects from, the Series B Subordinated Debentures. It is possible that a decision in that case would give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption" in the accompanying Prospectus.

     Legislation was proposed by the United States Department of Treasury on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "1998 Budget Proposal") that contained a provision which, if adopted as proposed, would have had the effect of prohibiting the Corporation from deducting the interest paid on the Series B Subordinated Debentures which, in turn, would have triggered a "Tax Event" (see below). On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Act") was signed by President Clinton. The Act did not adopt the tax law changes that would have denied the interest deduction as originally contained in the 1998 Budget Proposal. In addition, President Clinton's Fiscal 1999 Budget Proposal does not contain a provision similar to that contained in the 1998 Budget Proposal that would deny deductions for interest paid on the Series B Subordinated Debentures.

     Even though the most recent Executive and Congressional action does not attempt to incorporate the provisions from the 1998 Budget Proposal concerning the disallowance of interest deductions on long-term debt obligations not treated as indebtedness on the issuer's balance sheet, there can be no assurance that future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series B Subordinated Debentures or otherwise affect the tax treatment of the transactions described in this Prospectus Supplement and the Prospectus. Such legislation could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Series B Capital Securities, as described more fully in the accompanying Prospectus under the caption "Description of the Capital Securities -- Redemption -- Special Event Redemption."

LIQUIDATION DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES

     The Corporation will have the right at any time, subject to any necessary prior approval of the Federal Reserve if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, to dissolve the Series B Trust and, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, cause the Series B Subordinated Debentures to be distributed to the holders of the Series B Trust Securities in liquidation of the Series B Trust.

     Under current United States federal income tax law and interpretations of such law and assuming, as expected, the Series B Trust is treated as a grantor trust for United States federal income tax purposes and not an association taxable as a corporation, a distribution by the Series B Trust of the Series B Subordinated Debentures pursuant to a liquidation of the Series B Trust will not be a taxable event to the Series B Trust or to holders of the Series B Capital Securities, and will result in a holder of the Series B Capital Securities receiving directly such holder's pro rata share of the Series B Subordinated Debentures (previously held indirectly through the Series B Trust). If, however, the liquidation of the Series B Trust were to occur because the Series B Trust is subject to United States federal income tax with respect to income accrued or received on the Series B Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Series B Subordinated Debentures to holders of the Series B Capital Securities by the Series B Trust could be a taxable event to the Series B Trust and each such holder. In that event, the holders of the Series B Capital Securities may be required to recognize gain or loss as if they had exchanged their Series B Capital Securities for the Series B Subordinated Debentures they receive upon the liquidation of the Series B Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of the Series B Subordinated Debentures or Cash Upon Liquidation of the Series B Trust."

     There can be no assurance as to the market prices for Series B Capital Securities or Series B Subordinated Debentures that may be distributed in exchange for Series B Capital Securities if a liquidation of the Series B Trust occurs. Accordingly, the Series B Capital Securities that an investor may purchase, whether pursuant to the Offering or in the secondary market, or the Series B Subordinated Debentures that a holder of Series B Capital Securities may receive on liquidation of the Series B Trust, may trade at a discount to the price that the investor paid to purchase the Series B Capital Securities. Because holders of Series B Capital Securities may receive Series B Subordinated Debentures upon a dissolution of the Trust, prospective purchasers of Series B Capital Securities also are making an investment decision with regard to the Series B Subordinated Debentures and should carefully review all the information regarding the Series B Subordinated Debentures contained in this Prospectus Supplement and the accompanying Prospectus. See "Certain Terms of the Series B Subordinated Debentures" in this Prospectus Supplement and "Description of the Subordinated Debenture" in the accompanying Prospectus.

LIMITED VOTING RIGHTS

     Holders of Series B Capital Securities generally will have limited voting rights relating only to the modification of the Series B Capital Securities and certain other matters described in this Prospectus Supplement and the accompanying Prospectus. Holders of Series B Capital Securities will not be entitled to vote to appoint, remove, or replace any of the Declaration Trustees, which voting rights are vested exclusively in the holder of the Series B Common Securities, unless an Indenture Event of Default shall have occurred and is continuing. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove, or replace the Regular

Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. The Declaration Trustees and the Corporation may amend the Series B Declaration without the consent of holders of Series B Capital Securities to ensure that the Series B Trust will be classified as a grantor trust for United States federal income tax purposes unless such action adversely affects the interests of such holders. See "Description of the Capital Securities -- Voting Rights; Amendment of Each Declaration" and "-- Removal of Declaration Trustees" in the accompanying Prospectus.

ABSENCE OF PUBLIC MARKET

     There is no existing market for the Series B Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Series B Capital Securities, the ability of the holders to sell their Series B Capital Securities, or at what price holders of the Series B Capital Securities will be able to sell their Series B Capital Securities. Future trading prices of the Series B Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities. The Underwriters have advised the Series B Trust and the Corporation that the Underwriters intend to make a market in the Series B Capital Securities offered by this Prospectus; however, the Underwriters are not obligated to do so, and any such market making activity will be subject to the limits imposed by applicable law and may be discontinued at any time without notice. Therefore, there can be no assurance that an active market for the Series B Capital Securities will develop. If a trading market for the Series B Capital Securities does develop, the Series B Capital Securities may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, the performance of the Corporation, and other factors.

                             HUNTINGTON CAPITAL II

     The Series B Trust is a statutory business trust created under the Delaware Business Trust Act, as amended, pursuant to the Series B Declaration and the filing of a certificate of trust with the Secretary of State of the State of Delaware on May 21, 1998. The Corporation will acquire the Series B Common Securities in an aggregate Liquidation Amount equal to $3,093,000, which will be 3% of the total capital of the Series B Trust.

     The Series B Trust exists for the exclusive purpose of (a) issuing and selling the Series B Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (b) investing the gross proceeds of the Series B Trust Securities in the Series B Subordinated Debentures, and
(c) engaging in only those other activities necessary or incidental thereto. Accordingly, the assets of the Series B Trust will consist solely of the Series B Subordinated Debentures.

     The Series B Trust's business and affairs are conducted by the Declaration Trustees, consisting of three Regular Trustees, who are employees or officers of or who are affiliated with the Corporation; The Chase Manhattan Bank, as Property Trustee; and Chase Manhattan Bank Delaware, which maintains its principal place of business in the State of Delaware, as Delaware Trustee. The Chase Manhattan Bank also acts as the Guarantee Trustee and the Indenture Trustee.

     The location of the principal executive office of the Series B Trust is c/o Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, and its telephone number is 614-480-8300. See "The Trusts' in the accompanying Prospectus.

                                THE CORPORATION

     Huntington was incorporated in Maryland in 1966 and is a multi-state bank holding company headquartered in Columbus, Ohio. Its subsidiaries conduct a full-service commercial and consumer banking business, engage in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by the Corporation, and provide other financial products and services. See "The Corporation" in the accompanying Prospectus.

                                USE OF PROCEEDS

     All of the proceeds from the sale of Series B Capital Securities will be invested by the Series B Trust in Series B Subordinated Debentures. All of the net proceeds to be received by the Corporation from the sale of the Series B Subordinated Debentures will used for general corporate purposes, which may include the repayment of existing indebtedness, investments in, or extensions of credit to, its subsidiaries, the financing of possible acquisitions, and for general working capital. Pending such use, the net proceeds may be temporarily invested.

     The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. In 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series B Capital Securities could be included as Tier 1 capital for bank holdings companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes, interest payable on the Series B Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 capital alternatives currently available to it.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of March 31, 1998, and as adjusted to give effect to the consummation of the Offering and the Branch Acquisition (as defined in the Prospectus). The following data should be read in conjunction with the consolidated financial statements and notes to such financial statements of the Corporation and its subsidiaries incorporated by reference in the accompanying Prospectus. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. Also shown below are certain consolidated regulatory capital ratios of the Corporation and its subsidiaries at March 31, 1998, and as adjusted to give effect to the consummation of the Offering and the Branch Acquisition.

                                                                   MARCH 31, 1998
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                               (DOLLARS IN THOUSANDS)
Long-term debt(1):
  Direct obligations of the Corporation.....................  $  283,854    $  283,854
  Obligations of the Corporation's subsidiaries.............   2,637,150     2,937,150(2)
                                                              ----------    ----------
         Total long-term debt...............................   2,921,004     3,221,004
                                                              ----------    ----------
  Company-obligated mandatorily redeemable preferred capital securities of subsidiary trusts:
         Huntington Capital I...............................     200,000       200,000(3)
         Huntington Capital II..............................          --       100,000(4)
                                                              ----------    ----------
         Total Company-obligated mandatorily redeemable
          preferred capital securities of subsidiary
          trusts............................................     200,000       300,000
                                                              ----------    ----------
Shareholders' equity:
  Preferred stock -- authorized 6,617,808 shares; none
    outstanding
  Common stock -- without par value; authorized
    300,000,000(5) shares; issued and outstanding
    193,279,797 shares......................................   1,528,768     1,528,768
  Treasury stock -- 961,290 shares..........................     (25,218)      (25,218)
  Capital surplus...........................................     394,715       394,715
  Net unrealized gains on securities available for sale.....      10,410        10,410
  Retained earnings.........................................     165,419       165,419
                                                              ----------    ----------
         Total shareholders' equity.........................   2,074,094     2,074,094
                                                              ----------    ----------
         Total capitalization...............................  $5,195,098    $5,595,098
                                                              ==========    ==========
Consolidated regulatory capital ratios(6):
  Tier 1 capital to risk-adjusted assets....................        8.91%         6.66%
  Total capital to risk-adjusted assets.....................       11.57%        10.53%
  Tier 1 leverage...........................................        7.72%         5.74%

---------------

(1) Includes medium-term senior note obligations with original maturities one year or greater.

(2) Adjusted to give effect to the issuance of $100 million of Tier 2-qualifying subordinated debt on June 1, 1998, and the expected issuance of an additional $200 million of Tier 2-qualifying subordinated debt on or before June 30, 1998, by the Corporation's primary bank subsidiary.

(3) On January 31, 1997, Huntington Capital I issued $200 million of company-obligated mandatorily redeemable preferred capital securities. All of the common securities of Huntington Capital I are owned by the Corporation. The proceeds from the issuance of such capital securities and common securities were used by Huntington Capital I to purchase from the Corporation $206.2 million of Floating Rate Junior Subordinated Debentures. The subordinated debentures are the sole assets of Huntington Capital I, bear interest at a variable annual rate equal to 3-month LIBOR plus .70%, and mature on February 1, 2027.

(4) Adjusted to reflect the sale of the Series B Capital Securities. The Series B Trust will hold the Series B Subordinated Debentures as its sole asset. The Corporation will own all of the Series B Common Securities of the Series B Trust.

(5) On April 28, 1998, the Corporation's Charter was amended to increase the authorized Common Stock of the Corporation from 300,000,000 shares to 500,000,000 shares.

(6) Adjusted to give effect to the consummation of the Offering, the issuance of $100 million of Tier 2-qualifying subordinated debt on June 1, 1998, and the expected issuance of an additional $200 million of Tier 2-qualifying subordinated debt on or before June 30, 1998, by the Corporation's primary bank subsidiary, and the Branch Acquisition. See "The Corporation -- Recent and Pending Acquisitions" in the Prospectus. Tier 1 capital consists of common equity, retained earnings, capital securities, and a limited amount of qualifying perpetual preferred stock less certain intangibles. Total capital consists of Tier 1 capital and subordinated debt, qualifying preferred stock, and a limited amount of the loan loss allowance. The Leverage ratio is defined as the ratio of Tier 1 capital divided by adjusted average quarterly assets. The Federal Reserve has issued capital ratio and leverage ratio guidelines for bank holding companies such as the Corporation. The minimum regulatory requirements for the Tier 1 capital ratio, Total capital ratio, and Tier 1 leverage ratio are 4.00%, 8.00%, and 3.00%, respectively.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The Corporation's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below (unaudited):

                                         PERIOD ENDED
                                          MARCH 31,               YEARS ENDED DECEMBER 31,
                                        --------------    ----------------------------------------
                                        1998     1997     1997     1996     1995     1994     1993
                                        -----    -----    -----    -----    -----    -----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits....     2.50     2.43     2.45     2.48     2.31     3.24    3.98
  Including Interest on Deposits....     1.53     1.51     1.48     1.51     1.50     1.74    1.77

     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, represent interest expense (except interest on deposits), and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, represent the foregoing items plus interest on deposits.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Series B Trust will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series B Trust will be included in the consolidated financial statements of the Corporation. The Series B Capital Securities will be presented in the consolidated balance sheet of the Corporation as part of a separate line item entitled "Company-obligated mandatorily redeemable preferred capital securities of subsidiary trusts" and appropriate disclosures about the Series B Capital Securities, the Series B Guarantee, and the Series B Subordinated Debentures will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation will record Distributions payable on the Series B Capital Securities as interest expense in its consolidated statement of income.

     The Corporation has agreed that future financial reports of the Corporation will:

        - present the capital securities issued by other Trusts on the Corporation's balance sheet as a separate line item (which will include the Series B Capital Securities and the Outstanding Capital Securities) entitled "Company-obligated mandatorily redeemable preferred capital securities of subsidiary trusts;"

        - include in a footnote to the financial statements disclosure that the sole assets of the trusts are subordinated debentures of the Corporation (specifying as to each trust the principal amount, interest rate, and maturity date of the subordinated debentures held); and

        - include, in a footnote to the audited financial statements, disclosure that:

           - the trusts are wholly owned,

           - the sole assets of the trusts are the subordinated debentures (specifying as to each trust the principal amount, interest rate, and maturity date of the subordinated debentures held), and

           - the obligations of the Corporation under the subordinated debentures, the relevant Indenture, Declaration, and Guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the preferred capital securities issued by such trust.

                CERTAIN TERMS OF THE SERIES B CAPITAL SECURITIES

     The following summary of certain terms and provisions of the Series B Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of the Capital Securities." This summary of certain terms and provisions of the Series B Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series B Declaration.

DISTRIBUTIONS

     Distributions on each Series B Capital Security will be payable in U.S. dollars at a variable annual rate equal to 3-month LIBOR plus 0.625% (which is the same rate payable on the Series B Subordinated Debentures) on the Liquidation Amount of $1,000, payable quarterly in arrears on the 15th day of March, June, September, and December of each year. Distributions will accumulate from the date of original issuance. In the event that any date on which Distributions are payable on the Series B Capital Securities is not a Business Day (as defined in the accompanying Prospectus), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The first Distribution Date will be September 15, 1998. The amount of Distributions payable for any period will be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

     Distributions on the Series B Capital Securities (other than distributions on a Redemption Date (as defined in the accompanying Prospectus)) will be payable to the holders of such Series B Capital Securities as they appear on the register of the Series B Trust on the relevant record dates. The record dates for the Series B Capital Securities will be, for so long as the Series B Capital Securities remain in book-entry form, one Business Day prior to the Distribution Date and, in the event the Series B Capital Securities are not in book-entry form, the last day of the month preceding the relevant Distribution Date.

     So long as no Indenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. As a consequence of any such deferral, Distributions on the Series B Capital Securities will be deferred by the Series B Trust during any such Extension Period. Distributions to which holders of the Series B Capital Securities are entitled will accumulate and compound quarterly at a variable annual rate equal to 3-month LIBOR plus 0.625% from the relevant payment date for such Distributions. The term "Distributions" as used in this Prospectus Supplement and the Prospectus shall include any such compounded amounts unless the context otherwise requires.

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Corporation's capital stock, or

        - make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Series B Subordinated Debentures, or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Series B Subordinated Debentures.

     The following are permitted exceptions to this covenant:

        - repurchases, redemptions, or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period);

        - as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock;

        - the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

        - any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to such plan; or

        - any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock).

     Prior to the termination of any such Extension Period, the Corporation may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date (including interest at a variable annual rate equal to 3-month LIBOR plus 0.625%, compounded quarterly, to the extent permitted by law), the Corporation may elect to begin a new Extension Period subject to the above requirements. See "Certain Terms of the Series B Subordinated Debentures -- Option to Defer Interest Payments" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series B Subordinated Debentures.

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Series B Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series B Capital Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption at a redemption price (with respect to the Series B Capital Securities, the "Redemption Price") equal to the aggregate Liquidation Amount of such Series B Capital Securities plus accumulated and unpaid Distributions to the date of redemption (the "Redemption Date"). See "Description of the Capital Securities -- Redemption" in the accompanying Prospectus. For a description of the Stated Maturity and redemption provisions of the Series B Subordinated Debentures, see "Certain Terms of the Series B Subordinated
Debentures -- General" and "-- Redemption." If less than all of the Series B Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Series B Capital Securities and the Series B Common Securities.

LIQUIDATION OF SERIES B TRUST AND DISTRIBUTION OF SERIES B SUBORDINATED
DEBENTURES

     The Corporation will have the right at any time to dissolve the Series B Trust and, after satisfaction of liabilities to creditors of the Series B Trust as provided by applicable law, to cause the Series B Subordinated Debentures to be distributed to the holders of the Series B Capital Securities in exchange. Such right is subject to the Corporation's having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies.

     Under current United States Federal income tax law, a distribution of Series B Subordinated Debentures in exchange for Series B Capital Securities should not be a taxable event to holders of the Series B Capital Securities. Should there be a change in law, a change in legal interpretation, a Special Event, or other circumstances, however, the distribution of the Series B Subordinated Debentures could be a taxable event to holders of the Series B Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series B Subordinated Debentures or Cash Upon Liquidation of the Series B Trust." If the Corporation elects neither to redeem the Series B Subordinated Debentures prior to maturity nor to liquidate the Series B Trust and distribute the Series B Subordinated Debentures to the holders of the Series B Capital Securities in exchange, the Series B Capital Securities will remain outstanding until the Stated Maturity of the Series B Subordinated Debentures.

     If the Corporation elects to dissolve the Series B Trust causing the Series B Subordinated Debentures to be distributed to holders of the Series B Capital Securities in exchange upon liquidation of the Series B Trust, the Corporation shall continue to have the right to redeem the Series B Subordinated Debentures as described under "Certain Terms of Series B Subordinated
Debentures -- Redemption."

LIQUIDATION VALUE

     The amount payable on the Series B Capital Securities in the event of any liquidation of the Series B Trust is $1,000 per Series B Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series B Subordinated Debentures, subject to certain exceptions. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" in the accompanying Prospectus.

REGISTRATION OF SERIES B CAPITAL SECURITIES

     The Series B Capital Securities will be represented by global certificates registered in the name of the Depository or its nominee. Beneficial interests in the Series B Capital Securities will be shown on, and transfers will be effected only through, records maintained by the Depository's Participants (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series B Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series B Capital Securities registered in the names of persons other than the Depository or its nominee only if:

        - the Depository notifies the Series B Trust that it is unwilling or unable to continue as a depository for such global security and no successor depository shall have been appointed,

        - at any time the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered to act as such depository,

        - the Series B Trust in its sole discretion determines that such global security shall be so exchangeable, or there shall have occurred and be continuing an Indenture Event of Default with respect to the Series B Subordinated Debentures.

     Any global security that is exchangeable pursuant to any of these events shall be exchangeable for definitive certificates registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series B Capital Securities are issued in definitive form, such Series B Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on Series B Capital Securities represented by a global security will be made to the Depository, as the depositary for the Series B Capital Securities. In the event Series B Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series B Capital Securities will be registrable, and Series B Capital Securities will be exchangeable for Series B Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Regular Trustees, provided that payment of any Distribution may be made at the option of the Regular Trustees by check mailed to the address of the persons so entitled or by wire transfer. In addition, if the Series B Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the last day of the month preceding the month in which the relevant Distribution payment is scheduled to be made. For a description of the Depository and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions, and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

             CERTAIN TERMS OF THE SERIES B SUBORDINATED DEBENTURES

     The following summary of certain terms and provisions of the Series B Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of the Subordinated Debentures." The summary of certain terms and provisions of the Series B Subordinated Debentures set forth below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. The form of Indenture has been filed as an exhibit to the Registration Statement.

GENERAL

     Concurrently with the issuance of the Series B Capital Securities, the Series B Trust will invest the proceeds of such Series B Capital Securities and the consideration paid by the Corporation for the Series B Common Securities in the Series B Subordinated Debentures issued by the Corporation. The Series B Subordinated Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Series B Subordinated Debentures will mature on June 15, 2028 (the "Stated Maturity").

     The Series B Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Corporation and will be pari passu with $200 million of obligations of the Corporation associated with the Outstanding Capital Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of the Subordinated Debentures -- Subordination" in the accompanying Prospectus. The Indenture does not limit the aggregate principal amount of Series B Subordinated Debentures that may be issued under the Indenture.

INTEREST

     The Series B Subordinated Debentures will bear interest at a variable annual rate equal to 3-month LIBOR plus 0.625% on the principal amount of such Series B Capital Securities, payable quarterly in arrears on the 15th day of March, June, September, and December of each year (each, an "Interest Payment Date"), commencing September 15, 1998, to the person in whose name each Subordinated Debenture is registered on the close of business on the record date preceding such Interest Payment Date. The amount of interest payable for any period will be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

     In the event that any Interest Payment Date is not a Business Day, such Interest Payment Date will be postponed until the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such interest shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on such amount (to the extent permitted by law) at a variable annual rate equal to 3-month LIBOR plus 0.625%, compounded quarterly. The term "interest" as used in this Prospectus Supplement shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, and any Additional Sums, as applicable. Interest on the Series B Subordinated Debentures shall accrue from June 12, 1998.

     As described in the accompanying Prospectus, if the Series B Trust is required to pay any additional taxes, duties, or other governmental charges as a result of a Tax Event, the Corporation will pay as Additional Sums on the Series B Subordinated Debentures such amounts as shall be required in order that the Distributions then due and payable by a Trust on the outstanding Trust Securities of such Trust shall not be reduced as a result of any additional taxes, duties, and other governmental charges. See "Description of the Capital Securities -- Redemption -- Special Event Redemption" in the accompanying Prospectus.

DETERMINATION OF 3-MONTH LIBOR

     The Chase Manhattan Bank, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each quarterly interest period based on 3-month LIBOR determined as of two London Business Days (defined as any day, other than a Saturday or Sunday, on which banks are open for business in London) prior to the first day of such interest period (each, a "Determination Date"). "3-month LIBOR" means, with respect to a quarterly interest period relating to an Interest Payment Date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

          (a) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, 3-month LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (c) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

          (d) if fewer than two such quotations are provided as requested in clause (c) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

          (e) if fewer than two such quotations are provided as requested in clause (d) above, 3-month LIBOR will be 3-month LIBOR determined with respect to the interest period immediately preceding such current interest period.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such Determination Date.

     Absent manifest error, the Calculation Agent's determination of 3-month LIBOR and its calculation of the applicable interest rate for each interest period will be final and binding. Investors may obtain the interest rates for the current and preceding interest period by writing or calling Corporate Trust Administration at the Calculation Agent at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

OPTION TO DEFER INTEREST PAYMENTS

     So long as no Indenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series B Subordinated Debentures to defer the payment of interest for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest at a variable annual rate equal to 3-month LIBOR plus 0.625%, compounded quarterly to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series B Subordinated Debentures (or holders of Series B Capital Securities while the Series B Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Corporation's capital stock, or

        - make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Series B Subordinated Debentures, or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Series B Subordinated Debentures.

     The following are permitted exceptions to this covenant:

        - repurchases, redemptions, or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period);

        - as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock;

        - the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

        - any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to such plan; or

        - any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock).

     Prior to the termination of any such Extension Period, the Corporation may further extend the Extension Period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension

Period, except at the end of such Extension Period. The Corporation must give the Property Trustee, the Regular Trustees, and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to the record date for the first Distribution to be deferred pursuant to this option. The Property Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series B Capital Securities.

REDEMPTION

     The Series B Subordinated Debentures are redeemable prior to maturity at the option of the Corporation, subject to the receipt of any necessary prior approval of the Federal Reserve, (a) on or after June 15, 2008, in whole or in part at any time, or (b) at any time in whole (but not in part), within 90 days of the occurrence of a Special Event. In either case, the redemption price will be equal to the principal amount of the Series B Subordinated Debentures so redeemed plus accrued and unpaid interest, if any, to the date fixed for redemption. See "Description of the Subordinated Debentures -- Redemption" in the accompanying Prospectus.

DISTRIBUTIONS OF SERIES B SUBORDINATED DEBENTURES

     As described under "Certain Terms of the Series B Capital
Securities -- Liquidation of Series B Trust and Distribution of Series B Subordinated Debentures," under certain circumstances involving the dissolution of the Series B Trust, Series B Subordinated Debentures may be distributed to the holders of the Series B Capital Securities in exchange upon liquidation of the Series B Trust after satisfaction of liabilities to creditors of the Series B Trust as provided by applicable law. If distributed to holders of Series B Capital Securities, the Series B Subordinated Debentures will initially be issued in the form of one or more global securities and the Depository, or any successor depositary for the Series B Capital Securities, will act as depositary for the Series B Subordinated Debentures. It is anticipated that the depositary arrangements for the Series B Subordinated Debentures would be substantially identical to those in effect for the Series B Capital Securities. There can be no assurance as to the market price of any Series B Subordinated Debentures that may be distributed to the holders of Series B Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance" in the accompanying Prospectus.

REGISTRATION OF SERIES B SUBORDINATED DEBENTURES

     The Series B Subordinated Debentures will be registered in the name of the Series B Trust. In the event that the Series B Subordinated Debentures are distributed to the holders of Series B Capital Securities, it is anticipated that the depositary and other arrangements for the Series B Subordinated Debentures will be substantially identical to those in effect for the Series B Capital Securities, as applicable. See "Certain Terms of the Series B Capital Securities -- Registration of Series B Capital Securities."

                    CERTAIN TERMS OF THE SERIES B GUARANTEE

     The Series B Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Series B Trust of the Series B Capital Securities for the benefit of the holders from time to time of such Series B Capital Securities. The Chase Manhattan Bank will act as Guarantee Trustee under the Series B Guarantee. The Series B Guarantee will be qualified as an indenture under the Trust Indenture Act.

     This summary of certain provisions of the Series B Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Series B Guarantee, including the definitions in the Series B Guarantee of certain terms. The Guarantee Trustee will hold the Series B Guarantee for the benefit of the holders of the Series B Capital Securities.

GUARANTEE PAYMENTS

     The Series B Guarantee guarantees to the holders of the Series B Capital Securities the following payments, to the extent not paid by the Series B Trust:

        - any accumulated and unpaid Distributions required to be paid on the Series B Capital Securities, to the extent that the Series B Trust has funds available for such payment at such time,

        - the Redemption Price with respect to any Series B Capital Securities called for redemption, to the extent that the Series B Trust has funds available for such payment at such time, and

        - upon a voluntary or involuntary dissolution, winding-up, or liquidation of the Series B Trust (unless the Series B Subordinated Debentures are distributed to holders of the Series B Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series B Trust has funds available therefor at such time, and (b) the amount of assets of the Series B Trust remaining available for distribution to holders of the Series B Capital Securities after payment of creditors of the Series B Trust as required by applicable law.

ENFORCEMENT

     The holders of not less than a majority in aggregate Liquidation Amount of the Series B Capital Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series B Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Series B Guarantee. Any holder of the Series B Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series B Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     If the Corporation were to default on its obligation to pay amounts under the Series B Subordinated Debentures, the Series B Trust would lack funds for the payment of Distributions on the Series B Capital Securities or amounts payable on redemption of the Series B Capital Securities or otherwise. In such event, holders of the Series B Capital Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series B Subordinated Debentures on the applicable payment date, then a holder of Series B Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series B Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series B Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series B Securities in the Direct Action. Except as described in this Prospectus Supplement, holders of Series B Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series B Subordinated Debentures or assert directly any other rights in respect of the Series B Subordinated Debentures. See "Description of the Guarantees" in the accompanying Prospectus. The Series B Declaration provides that each holder of Series B Capital Securities by acceptance of the Series B Capital Securities agrees to the provisions of the Series B Guarantee and the Indenture.

     The Series B Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and will be pari passu with $200 million of obligations of the Corporation associated with the Outstanding Capital Securities to the same extent as the Subordinated Debenture. See "Description of the Guarantees -- Status of the Guarantee" in the accompanying Prospectus. The Series B Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Series B Guarantee, the Series B Subordinated Debentures, and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Series B Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Series B Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Subordinated Debentures, and the Guarantees" in the accompanying Prospectus.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Porter, Wright, Morris & Arthur, in its capacity as special tax counsel to the Corporation and the Series B Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership, and disposition of the Series B Capital Securities. Unless otherwise stated, this summary deals only with Series B Capital Securities held as capital assets by United States Persons (defined below) who purchase the Series B Capital Securities upon original issuance at their original offering price. As used in this Prospectus, a "United States Person" means:

        - a person that is a citizen or resident of the United States for federal income tax purposes,

        - a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision of the United States,

        - an estate the income of which is subject to United States federal income taxation regardless of its source, or

        - any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust.

     The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders that may be subject to special tax treatment, such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, traders in securities that elect to mark to market, brokers and dealers in securities or currencies, tax-exempt investors, persons whose functional currency is not the U.S. dollar, or persons holding the Series B Capital Securities as a position in a "straddle," as part of a "hedging," "conversion," or other integrated investment. In addition, this summary does not address any description of any alternative minimum tax consequences, the tax laws of any state, local, or foreign government that may be applicable to a holder of Series B Capital Securities, or the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Series B Capital Securities.

     This summary is based on the Tax Code, the Treasury regulations promulgated under the Tax Code, and administrative and judicial interpretations of Tax Code, each as of the date of this Prospectus, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this Prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this Prospectus or that a court would not sustain such a challenge.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SERIES B CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE SERIES B CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE CAPITAL SECURITIES -- REDEMPTION -- SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES" IN THE ACCOMPANYING PROSPECTUS.

CLASSIFICATION OF THE SERIES B TRUST

     In connection with the issuance of the Series B Capital Securities, Tax Counsel will render an opinion generally to the effect that, under current law and based upon certain representations, facts, and assumptions and assuming full compliance with the terms of the Series B Declaration and other documents, the Series B Trust should be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Series B Capital Securities should be treated as owning an undivided beneficial interest in the Series B Subordinated Debentures and, thus, should be required to include in its gross income its pro rata share of interest income or OID that is paid or accrued on the Series B Subordinated Debentures whether or not cash is actually distributed to the holders of the Series B Capital Securities.

CLASSIFICATION OF THE SERIES B SUBORDINATED DEBENTURES

     The Corporation, the Trust, and the holders of the Series B Capital Securities (by the acceptance of a beneficial interest in a Series B Capital Security) will agree to treat the Series B Subordinated Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Series B Subordinated Debentures, Tax Counsel will render an opinion generally to the effect that, under then current law, and based upon certain representations, facts, and assumptions, the Series B Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the applicable Treasury regulations, the Series B Subordinated Debentures will not be treated as issued with OID within the meaning of section 1273(a) of the Tax Code because the Corporation has concluded, and this discussion assumes, that as of the date of this Prospectus the likelihood of its exercising its right to defer payments of interest is remote. Accordingly, except as set forth below, stated interest on the Series B Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

     If, however, the Corporation exercises its right to defer payments of interest on the Series B Subordinated Debentures, the Series B Subordinated Debentures would be treated as redeemed and reissued for OID purposes at such time and all holders of the Series B Subordinated Debentures and, consequently, holders of the Series B Capital Securities, will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID on the Series B Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Corporation will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter, the Series B Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and the de minimis
OID) on the Series B Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Series B Subordinated Debentures, and subsequent actual cash payments of interest on the Series B Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Series B Capital Security will increase such holder's tax basis in such Series B Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Series B Capital Security.

     In the absence of the Corporation's election to defer an interest payment period, de minimis OID would not be subject to income tax until a holder's Series B Subordinated Debentures were sold, redeemed, or retired, in which event the de minimis OID would increase any gain or decrease any loss recognized by the holder. In general, de minimis OID will be present with respect to the Series B Subordinated Debentures, in an amount equal to the excess of (a) the stated redemption price at maturity (as defined for income tax purposes) of the Series B Subordinated Debentures, over (b) the issue price of the Series B Subordinated Debentures, unless such amount is greater than or equal to the product of (x) 0.25% of the redemption price, and (y) the number of complete calendar years from the Series B Subordinated Debentures' issue date to its maturity.

     If the Corporation's option to defer payments of interest were not treated as remote, the Series B Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Series B Subordinated Debentures, plus the amount of de minimis OID on the Series B Subordinated Debentures. That OID would generally be includible in a United States Person's taxable income, over the term of the Series B Subordinated Debentures, on an economic accrual basis.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Series B Subordinated Debentures was OID regardless of whether the Corporation exercises its option to defer payments of interest on such debentures, all holders of Series B Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate holders of Series B Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Series B Capital Securities.

DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE SERIES B TRUST

     As described under the caption "Description of the Capital Securities
 -- Liquidation Distribution Upon Dissolution," Series B Subordinated Debentures may be distributed to holders in exchange for the Series B Capital Securities and in liquidation of the Series B Trust. Under current law, such a distribution would be non-taxable for United States federal income tax purposes, and will result in the holder receiving directly its pro rata share of the Series B Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Series B Capital Securities before such distribution. A holder would accrue interest in respect of the Series B Subordinated Debentures received from the Series B Trust in the manner described above under "-- Interest Income and Original Issue Discount. If, however, the liquidation of the Series B Trust were to occur because the Series B Trust is subject to United States federal income tax with respect to income accrued or received on the Series B Subordinated Debentures, the distribution of the Series B Subordinated Debentures to holders would be a taxable event to the Series B Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Series B Capital Securities for the Series B Subordinated Debentures it received upon liquidation of the Series B Trust.

     Under certain circumstances described in this Prospectus (see "Description of the Capital Securities -- Redemption -- Special Event Redemption or Distribution of Series B Subordinated Debentures"), the Series B Subordinated Debentures may be redeemed for cash by the Corporation, with the proceeds of such redemption distributed to holders in redemption of their Series B Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Series B Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Series B Capital Securities for cash. See "-- Sales of Series B Capital Securities."

SALES OF SERIES B CAPITAL SECURITIES

     A holder that sells Series B Capital Securities will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the Series B Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Series B Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Series B Capital Securities sold. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the Series B Capital Securities have been held for more than one year prior to their sale. If the Series B Capital Securities have been held for more than 18 months prior to their sale, the holder may be entitled to lower preferential long-term capital gain tax rates. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

TAX LAW CHANGES

     Prospective investors should be aware that Enron Corporation has filed a petition in Tax Court challenging the proposed disallowance by the Internal Revenue Service of the deduction of interest expense on securities issued by Enron Corporation in 1993 and 1994 that are similar to, although different in a number of respects form, the Series B Subordinated Debentures. It is possible that a decision in that case could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Capital Securities, as described more fully under "Description of the Capital Securities -- Redemption" in the accompanying Prospectus.

     Legislation was proposed by the United States Department of Treasury on February 6, 1997, as part of President Clinton's 1998 Budget Proposal that contained a provision which, if adopted as proposed, would have had the effect of prohibiting the Corporation from deducting the interest paid on the Series B Subordinated Debentures which, in turn, would have triggered a "Tax Event" (see below). On August 5, 1997, the Taxpayer Relief Act of 1997 was signed by President Clinton. The Act did not adopt the tax law changes that would have denied the interest deduction as originally contained in the 1998 Budget Proposal. In addition, President Clinton's recently-released Fiscal 1999 Budget Proposal does not contain a provision similar to that contained in the 1998 Budget Proposal that would deny deductions for interest paid on the Series B Subordinated Debentures.

     Even though the most recent Executive and Congressional action does not attempt to incorporate the provisions from the 1998 Budget Proposal concerning the disallowance of interest deductions on long-term debt obligations not treated as indebtedness on the Corporation's balance sheet, there can be no assurance that future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series B Subordinated Debentures or otherwise affect the tax treatment of the transactions described in this Prospectus. Such legislation could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Series B Capital Securities, as described more fully in this Prospectus under the caption "Description of the Capital Securities -- Special Event Redemption or Substitution of Series B Subordinated Debentures."

NON-UNITED STATES HOLDERS

     As used in this Prospectus, the term "Non-United States Holder" means any holder that is not a United States Person (as defined above). As discussed above, the Series B Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Series B Subordinated Debentures. See "-- Classification of the Series B Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Series B Trust or the Corporation or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Series B Capital Securities (or on the Series B Subordinated Debentures) to a Non-United States Holder, provided (1) that the beneficial owner of the Series B Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of section 871(h)(3) of the Tax Code and the regulations under the Tax Code,
     (2) the Beneficial Owner is not a controlled foreign corporation for United States federal income tax purposes that is related to the Corporation through stock ownership, (3) the Beneficial Owner is not a bank whose receipt of interest with respect to the Series B Capital Securities (or on the Series B Subordinated Debentures) is described in section 881(c)(3)(A) of the Tax Code, and (4) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Tax Code and the regulations under the Tax Code, and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Series B Capital Securities (or Series B Subordinated Debentures).

     To satisfy the requirement referred to in (a)(4) above, the Beneficial Owner, or a financial institution holding the Series B Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Series B Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Series B Capital Securities (or Series B Subordinated Debentures) on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy of such statement.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Series B Trust or the Corporation or any paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Series B Capital Securities (or on the Series B Subordinated Debentures) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest with respect to the Series B Capital Securities (or on the Series B Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale or other disposition of the Series B Capital Securities (or the Series B Subordinated Debentures) generally will not be subject to United States federal income tax unless (a) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder, (b) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, or retirement, and certain other conditions are met, or (c) in the case of any gain representing accrued interest on the Series B Subordinated Debentures, the requirements of the "portfolio interest" exception described in (a) above are not satisfied.

     On October 14, 1997, the IRS published in the Federal Register final regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Holders. The 1997 Final Regulations are effective for payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "-- Information Reporting and Backup Withholding" is not intended to be a complete discussion of the provisions of the 1997 Final Regulations, and prospective holders of Series B Capital Securities are urged to consult their tax advisors concerning the tax consequences of their investment in light of the 1997 Final Regulations.

     The 1997 Final Regulations prescribe revised documentation procedures designed to unify certification requirements and clarify reliance standards in an effort to simplify the processing of United States-source payments to foreign persons. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (a) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization), (b) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, (c) a foreign corporation for purposes of presenting claims of tax treaty benefits on behalf of its shareholders, or
(d) any other person acceptable to the service which, as to all (a), (b), (c), and (d) have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised Internal Revenue Service Form W-8 (see below), from each beneficial owner. Under other options, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent and the United States withholding agent will be permitted to rely on a statement from a securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its business if the institution has received a Form W-8 (or an acceptable substitute) from the beneficial owner.

     The 1997 Final Regulations generally define the beneficial owner of payments on Series B Capital Securities as those persons who must include such payments in gross income, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for holders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8) with a single, revised Internal Revenue Service Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will generally remain valid until the last day of the third calendar year following the year in which the certificate is signed.

     Under the 1997 Final Regulations, withholding of United States federal income tax may apply to payments on a taxable sale or other disposition of Series B Capital Securities by a Non-United States Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

     The 1997 Final Regulations provide transition rules concerning existing certificates, such as Internal Revenue Service Forms W-8 and 1001.

     As discussed above, changes in legislation affecting the income tax consequences of the Series B Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct interest payable on the Series B Subordinated Debentures. Such legislation also could cause the Series B Subordinated Debentures to be classified as equity (rather than indebtedness) of the Corporation for United States federal income tax purposes and, thus, cause the income derived from the Series B Subordinated Debentures to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above generally causing income derived by a Non-United States Holder on the Series B Capital Securities to be subject to the 30% United States federal withholding tax described above, unless a reduction or elimination of such tax was available under an applicable tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-United States Holder. It is possible that legislation could be enacted in the future that could affect the characterization of income paid on the Series B Capital Securities (or the Series B Subordinated Debentures) or otherwise adversely affect a Non-United States Holder. See "-- Tax Law Changes."

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The amount of interest (or OID, if any) accrued on the Series B Capital Securities (or the Series B Subordinated Debentures) held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Property Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Series B Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

     "Backup withholding" at a rate of 31% will apply to payments of interest (or OID, if any) to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding, and meets certain other conditions.

     No information reporting or backup withholding will be required with respect to payments made by the Series B Trust or any paying agent to Non-United States Holders if a statement described in (a)(4) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID, or premium with respect to the Series B Capital Securities (or on the Series B Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee, or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Series B Capital Securities (or the Series B Subordinated Debentures) to the owner of such Series B Capital Securities. If, however, such nominee, custodian, agent, or broker is, for United States federal income tax purposes, a United States Person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent, or broker has documentary evidence in its records that the Beneficial Owner is not a United States Person and certain other conditions are met, or (2) the Beneficial Owner otherwise establishes an exemption.

     In the case of a Non-United States Holder, under the 1997 Final Regulations, backup withholding and information reporting will not apply to payments of principal and interest (including OID) with respect to Series B Capital Securities if such Non-United States Holder provides the required certification to establish an exemption from the withholding of the United States federal income tax or otherwise establishes an exemption, as set out in the 1997 Final Regulations. In general, payments of principal and interest (including OID) with respect to Series B Capital Securities made to a custodian, nominee, or broker will not be subject to backup withholding or information reporting, irrespective of the place of payment or the location of the office of the custodian, nominee, or broker. Payments of interest (including OID) with respect to Series B Capital Securities paid to a foreign intermediary (whether or not a qualified intermediary) will, however, be subject to withholding of United States federal income tax at the rate of 30% unless the beneficial owner (whether or not a United States person) establishes an exemption by furnishing a withholding certificate or other appropriate documentation. Unless the beneficial owner establishes an exemption, a payment by a custodian, nominee, or broker may be subject to information reporting and, unless (i) the payment has been subject to withholding of United States federal income tax at the rate of 30% or (ii) the payment is made outside the United States to an offshore account in a financial institution that maintains certain procedures related to account documentation, to backup withholding as well.

     The 1997 Final Regulations provide for certain presumptions under which a Non-United States Holder may be subject to backup withholding in the absence of required certifications. For example, payments that a withholding agent cannot reliably associate with documentation are presumed to be made to a United States payee who is not an exempt recipient, in which case 31% backup withholding applies, assuming the payment is reportable under Chapter 61 of the Code.

     Payment of the proceeds from disposition of Series B Capital Securities (or the Series B Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Under the 1997 Final Regulations, payments on the sale, exchange, redemption, or retirement of Series B Capital Securities to or through a broker may be subject to information reporting and backup withholding unless (a) the beneficial owner establishes an exemption or (b) the transaction is effected outside the United States and the broker is not a United States Person, a controlled foreign corporation for United States tax purposes, a United States branch of a foreign bank or foreign insurance company, a foreign partnership (with respect to payments made after December 31, 1999) if at any time during its tax year, it is controlled by United States persons or engaged in a United States trade or business, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period.

     Back-up withholding is not an additional tax. Rather, any amounts withheld from a holder of the Series B Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SERIES B CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          BENEFIT PLAN CONSIDERATIONS

     Before authorizing an investment in the Series B Capital Securities, each fiduciary of a pension, profit sharing, or other employee benefit plan subject to ERISA (each, a "Plan"), should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements),
(b) whether such fiduciary has authority to make an investment in the Series B Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Tax Code that prohibit a Plan fiduciary from causing a Plan to engage in a "prohibited transaction."

     Section 406 of ERISA and Section 4975 of the Tax Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Tax Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest' under ERISA or "disqualified persons" under the Tax Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Tax Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or
Section 4975 of the Tax Code.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R. ss. 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts, and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series B Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Series B Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Tax Code (such as governmental, church, and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Series B Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series B Capital Securities and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Series B Common Securities will be purchased and held directly by the Corporation.

     Under another exception contained in the Plan Asset Regulation, if the Series B Capital Securities were to qualify as "publicly offered securities," the assets of the Series B Trust would not be deemed to be "plan assets" by reason of a Plan's acquisition or holding of such securities. The Series B Capital Securities would qualify as "publicly offered securities" if, among other requirements, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the Trust and each other, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the Series B Capital Securities will not be registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Series B Capital Securities and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Series B Subordinated Debentures held by the Series B Trust. In the event that assets of the Series B Trust are considered assets of an investing Plan, the Declaration Trustees, the Corporation, and other persons, in providing services with respect to the Series B Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Series B Trust and/or the Series B Capital Securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and
Section 4975 of the Tax Code with respect to a Plan. For example, if the Corporation or any Trustee is a party in interest or a fiduciary with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between the Corporation and the Series B Trust (as represented by the Series B Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Tax Code.

     The DOL has issued five Prohibited Transaction Class Exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Series B Capital Securities, assuming that assets of the Series B Trust were deemed to be "plan assets" of Plans investing in the Series B Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because of ERISA's prohibitions and those of Section 4975 of the Tax Code, the Series B Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity"), or any person having "plan assets" of any Plan, unless such purchase or holding is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption. If a purchaser or holder of the Series B Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Series B Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Series B Capital Securities or any interest in such Series B Capital Securities will be deemed to have represented by its purchase and holding of such Series B Capital Securities that either (a) the purchaser and holder is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or
(b) the purchase and holding of the Series B Capital Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption and the Corporation or Trustees are not "fiduciaries" within the meaning of Section 3(21) of ERISA or the regulations under ERISA.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons investing in the Series B Capital Securities on behalf of or with "plan assets" of any Plan consult with their own counsel regarding the potential consequences if the assets of the Series B Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption.

     Governmental Plans, as defined in Section 3(32) of ERISA, are not subject to ERISA, and also are not subject to the prohibited transaction provisions of
Section 4975 of the Tax Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Tax Code discussed above. Accordingly, fiduciaries of government plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Series B Capital Securities, and the considerations discussed above, to the extent applicable.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement, dated the date of this Prospectus Supplement (the "Underwriting Agreement"), the Underwriters named below have severally agreed to purchase, and the Series B Trust has agreed to sell to them, severally but not jointly, the Liquidation Amount of the Series B Capital Securities set forth opposite their names below:

                                             LIQUIDATION AMOUNT
                                              OF THE SERIES B
                   NAME                      CAPITAL SECURITIES
                   ----                      ------------------
Morgan Stanley & Co. Incorporated..........     $ 50,000,000
Credit Suisse First Boston Corporation.....       50,000,000
                                                ------------
          Total............................     $100,000,000
                                                ============

     Under the terms and conditions of the Underwriting Agreement, in the event of a default by an Underwriter, in certain circumstances, the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The initial purchase price for the Series B Capital Securities will be the initial offering price set forth on the cover page of this Prospectus Supplement (the "Series B Capital Securities Offering Price"). The Underwriters propose to offer the Series B Capital Securities to certain dealers at the Series B Capital Securities Offering Price less a concession not in excess of $6.00 per Series B Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Series B Capital Security to certain other dealers. After the Series B Capital Securities are released for sale, the Series B Capital Securities Offering Price and other selling terms may from time to time be varied by the Underwriters.

     In order to facilitate the offering of the Series B Capital Securities, the Underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Series B Capital Securities. Specifically, the Underwriters may overallot in connection with the Series B Capital Securities Offering, creating a short position in the Series B Capital Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Series B Capital Securities, the Underwriters may bid for, and purchase, the Series B Capital Securities in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series B Capital Securities in the Series B Capital Securities Offering, if the syndicate repurchases previously distributed Series B Capital Securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the Series B Capital Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     In view of the fact that the proceeds from the sale of the Series B Capital Securities will be used to purchase the Series B Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as compensation for the Underwriters arranging the investment therein of such proceeds an amount of $10.00 per Series B Capital Security (or $1,000,000 in the aggregate) for the accounts of the Underwriters.

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series B Capital Securities as interests in a direct participation program, the offering of the Series B Capital Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series B Capital Securities will be made only to institutional investors for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     The Corporation and the Series B Trust have agreed that, during the period beginning on the date of the Underwriting Agreement and continuing to and including the closing date, they will not offer, sell, contract to sell, or otherwise dispose of any securities of the Corporation or the Series B Trust substantially similar to the

Series B Capital Securities, or any securities convertible into or exchangeable for the Series B Capital Securities, without the prior written consent of the Underwriters.

     The Series B Capital Securities are a new issue of securities with no established trading market. The Corporation and the Series B Trust do not intend to apply for listing of the Series B Capital Securities on any national securities exchange, but the Corporation and the Series B Trust have been advised by the Underwriters that they presently intend to make a market in the Series B Capital Securities. However, the Underwriters are not obligated to do so and such market making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the development of liquidity of any market for the Series B Capital Securities.

     The Corporation and the Series B Trust have agreed to indemnify the Underwriters and certain other persons against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Series B Capital Securities, the enforceability of the Series B Declaration, and the formation of the Series B Trust will be passed upon on behalf of the Corporation and the Series B Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Corporation and the Series B Trust. The validity of the Series B Subordinated Debentures and the Series B Guarantee will be passed upon for the Corporation and the Series B Trust by Porter, Wright, Morris & Arthur and for the Underwriters by Sullivan & Cromwell. Porter, Wright, Morris & Arthur will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A. Sullivan & Cromwell will rely as to certain matters of Maryland law on the opinion of Porter, Wright, Morris & Arthur. Sullivan & Cromwell from time to time performs legal services for the Corporation. As of March 31, 1998, members of Porter, Wright, Morris & Arthur participating in the representation of the Corporation and the Series B Trust on this matter beneficially owned an aggregate of approximately 26,000 shares of the Corporation's Common Stock.

                      (This Page Intentionally Left Blank)

PROSPECTUS

                                  $250,000,000                              LOGO
                       HUNTINGTON BANCSHARES INCORPORATED

                         JUNIOR SUBORDINATED DEBENTURES

                             HUNTINGTON CAPITAL II
                             HUNTINGTON CAPITAL III
                             HUNTINGTON CAPITAL IV
                              HUNTINGTON CAPITAL V
                             HUNTINGTON CAPITAL VI
                               CAPITAL SECURITIES

     FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT DESCRIBED BELOW BY
                       HUNTINGTON BANCSHARES INCORPORATED

     Huntington Bancshares Incorporated, a Maryland corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated debentures (the "Subordinated Debentures"). The Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of the Subordinated Debentures -- Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Subordinated Debentures by extending the interest payment period at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined in this Prospectus) of the Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions described in this Prospectus, to declare or pay any dividends, distributions, or other payments with respect to, or repay, repurchase, redeem, or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with, or junior to, such series of Subordinated Debentures. See "DESCRIPTION OF THE SUBORDINATED DEBENTURES -- OPTION TO DEFER INTEREST PAYMENTS" AND "-- CERTAIN COVENANTS OF THE CORPORATION."

     Huntington Capital II, Huntington Capital III, Huntington Capital IV, Huntington Capital V, and Huntington Capital VI, each a statutory business trust created under the laws of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), may severally offer, from time to time, capital securities (the "Capital Securities") representing preferred beneficial interests in such Trust. The Corporation will be the owner of the common securities representing common ownership interests in such Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement.
                                                        (CONTINUED ON NEXT PAGE)
                      ------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                      ------------------------------------

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                      ------------------------------------

                                  June 5, 1998

(cover page continued)

     Concurrently with the issuance by a Trust of its Capital Securities, such Trust will invest the proceeds received in respect of the Capital Securities and Common Securities in a corresponding series of the Corporation's Subordinated Debentures (the "Corresponding Subordinated Debentures") with interest, repayment, and other terms corresponding to the terms of that Trust's Capital Securities (the "Related Capital Securities"). The Corresponding Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Subordinated Debentures will be the only revenue of each Trust. If provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if such approval is then required, redeem the Corresponding Subordinated Debentures (and cause the redemption of the related Trust Securities) or may dissolve each Trust and cause after satisfaction of the claims of creditors of the Trust as provided by applicable law the Corresponding Subordinated Debentures to be distributed to the holders of the Related Capital Securities in liquidation of their interests in such Trust. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

     If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Capital Securities also will be deferred and the Corporation will not be permitted, subject to certain exceptions described in this Prospectus, to declare or pay any dividends, distributions, or other payments with respect to, or repay, repurchase, redeem, or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with, or junior to, the Corresponding Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Capital Securities will accumulate additional Distributions at the rate per annum set forth in the accompanying Prospectus Supplement). See "Description of the Capital
Securities -- Distributions."

     Taken together, the Corporation's obligations under each series of Corresponding Subordinated Debentures, the Indenture, the related Declaration, and the related Guarantee (each, as defined in this Prospectus), in the aggregate, provide a full, irrevocable, and unconditional guarantee of payments of distributions and other amounts due on the Related Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Subordinated Debentures, and the Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Capital Securities of each Trust and payments on liquidation or redemption with respect to such Capital Securities, in each case out of funds held by such Trust, are each irrevocably guaranteed by the Corporation to the extent described in this Prospectus (each, a "Guarantee"). See "Description of the Guarantees." The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation.

     The Subordinated Debentures and Capital Securities may be offered in amounts, at prices, and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Subordinated Debentures (other than Corresponding Subordinated Debentures) and Capital Securities (including the Corresponding Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $250,000,000. Certain specific terms of the Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth in this Prospectus, (a) in the case of Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension of such Stated Maturity), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution, and any other special terms, and (b) in the case of Capital Securities, the identity of the Trust, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution, and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Subordinated Debentures or Capital Securities.

     The Subordinated Debentures and Capital Securities may be sold to or through underwriters, through dealers, remarketing firms, or agents, or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms, or agents involved in the sale of Subordinated Debentures or Capital Securities in respect of which this Prospectus is being delivered and any applicable fee, commission, or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Subordinated Debentures or Capital Securities will be listed on any national securities exchange or automated quotation system. If the Subordinated Debentures or Capital Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Subordinated Debentures or Capital Securities.

     This Prospectus may not be used to consummate sales of Subordinated Debentures or Capital Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Corporation is subject to the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any reports and other information filed by the Corporation with the Securities and Exchange Commission (the "Commission") may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Copies of such reports, proxy statements, and other information filed by the Corporation can be inspected and copied at the offices of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

     The Corporation and the Trusts have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits to such Registration Statement, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and financial statements, notes, and schedules filed as part of such Registration Statement or incorporated by reference in such Registration Statement. These documents may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to in this Prospectus are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to, or incorporated by reference in, the Registration Statement.

     No separate financial statements of any Trust have been included in this Prospectus and no separate financial statements will be prepared in the future. The Corporation and the Trusts do not consider that such financial statements would be material to holders of the Capital Securities because (a) all of the voting securities of each Trust will be owned, directly or indirectly, by the Corporation, (b) each Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of that Trust and investing the proceeds from the sale of such securities in the Subordinated Debentures issued by the Corporation, and (c) the obligations of each Trust under its Capital Securities are fully and unconditionally guaranteed by the Corporation to the extent such Trust has funds available to meet such obligations. In addition, the Corporation does not expect that any of the Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Corporation pursuant to Section 13(a), 14, or 15(d) of the Exchange Act are incorporated in this Prospectus by reference:

        1. Annual Report on Form 10-K for the fiscal year ended December 31,
           1997;

        2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;
           and

        3. Current Reports on Form 8-K, dated January 14, March 11, and April 14, 1998, to report annual and/or quarterly earnings and/or certain developments.

     All other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities made by this Prospectus (the "Offering") will be deemed to be incorporated by reference in this Prospectus from the date such other documents are filed. Any statement made or incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES OTHER DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THESE OTHER DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST ADDRESSED TO CHERI GRAY, INVESTOR RELATIONS ANALYST, HUNTINGTON BANCSHARES INCORPORATED, HUNTINGTON CENTER, 41 SOUTH HIGH STREET, COLUMBUS, OHIO 43287, TELEPHONE (614) 480-3803.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under the Delaware Business Trust Act, as amended, pursuant to a declaration of trust executed by the Corporation, as Sponsor, a Regular Trustee (as defined below), and the Delaware Trustee (defined below) and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Each Trust will use all the proceeds derived from the issuance of the Capital Securities and the Common Securities to purchase the Corresponding Subordinated Debentures and, accordingly, the assets of each Trust will consist solely of the Corresponding Subordinated Debentures. Each Trust exists for the exclusive purpose of (a) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (b) investing the gross proceeds from the sale of the Trust Securities to acquire the Corresponding Subordinated Debentures, and (c) engaging in only those other activities necessary or incidental thereto. No Trust may borrow money or issue debt or mortgage or pledge any of its assets.

     All of the Common Securities of each Trust will be owned by the Corporation. The Common Securities of a Trust will rank pari passu, and payments on such Common Securities will be made pro rata, with the Capital Securities of such Trust, except upon the occurrence and continuance of an Indenture Event of Default. In that event, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Capital Securities of such Trust. See "Description of Capital Securities
 -- Subordination of Common Securities." The Corporation will acquire Common Securities of each Trust in an aggregate liquidation amount equal to not less than 3% of the total capital of the Trust.

     Each Trust's business and affairs will be conducted by its trustees ("Declaration Trustees"), which are appointed by the Corporation as holder of the Trust's Common Securities. Each Trust's Declaration Trustees will consist of three individual trustees, who are employees or officers of or who are affiliated with the Corporation (the "Regular Trustees"); The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"); and Chase Manhattan Bank Delaware, which maintains its principal place of business in the State of Delaware, as Delaware Trustee (the "Delaware Trustee"). The Chase Manhattan Bank also acts as the sole indenture trustee under the Indentures and Guarantees. See "Description of the Subordinated Debentures" and "Description of the Guarantees." The Corporation, as the holder of all the Common Securities, has the right to appoint, remove, or replace any of the Declaration Trustees and to increase or decrease the number of Declaration Trustees, provided there always must be a Delaware Trustee, a Property Trustee, and a Regular Trustee. Unless otherwise specified in the applicable Prospectus Supplement, each Trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable Declaration.

     Under the Indenture, the Corporation, as borrower, has agreed to pay all fees and expenses related to the organization and operation of each Trust (including any taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and be responsible for all debts and obligations of each Trust (other than with respect to the Capital Securities). See "Description of the Capital Securities -- Expenses and Taxes" and "Description of the Subordinated Debentures -- Certain Covenants of the Corporation."

     For so long as the Capital Securities of a Trust remain outstanding, the Corporation has agreed to:

        - maintain directly or indirectly 100% ownership of the Common Securities of that Trust,

        - cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate, or terminate the Trust, except as permitted by the Declaration,

        - use its reasonable best efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended, and

        - take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

     The Declarations and the Guarantees incorporate by reference the terms of the Trust Indenture Act. The rights of the holders of the Capital Securities, including economic rights, rights to information, and voting rights, are set forth in the applicable Declarations and the Trust Indenture Act. See "Description of the Capital Securities."

     The location of the principal executive office of each Trust is c/o Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, and its telephone number is 614-480-8300.

                                THE CORPORATION

GENERAL

     The Corporation was incorporated in Maryland in 1966 and is a multi-state bank holding company headquartered in Columbus, Ohio. Its subsidiaries conduct a full-service commercial and consumer banking business, engage in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by the Corporation, and provide other financial products and services.

     As of March 31, 1998, the Corporation had assets of $26.8 billion, net loans of $17.5 billion, deposits of $17.7 billion, and shareholders' equity of $2.1 billion. At March 31, 1998, the Corporation's subsidiaries had a total of 459 banking offices in the following locations: 192 banking offices in Ohio, 135 banking offices in Michigan, 51 banking offices in Florida, 44 banking offices in West Virginia, 24 banking offices in Indiana, 13 banking offices in Kentucky, and one foreign office in each of the Cayman Islands and Hong Kong. The Huntington Mortgage Company, a wholly-owned subsidiary, has loan origination offices throughout the Midwest and East Coast. In addition to these offices, the Corporation offers its products and services through its 24-hour telephone bank, a network of more than 1,250 ATMs, and its Web Bank at www.huntington.com. Information contained in the Corporation's web site shall not be deemed to be part of this Prospectus.

     Effective as of June 30, 1997, the Corporation took advantage of newly-effective interstate banking legislation to consolidate substantially all of its individual subsidiary bank charters into one lead bank, The Huntington National Bank.

     The principal executive offices of the Corporation are located at Huntington Center, 41 South High Street, Columbus, Ohio 43287, and its telephone number is 614-480-8300.

RECENT AND PENDING ACQUISITIONS

     The Corporation completed its acquisition of First Michigan Bank Corporation ("First Michigan"), a $3.6 billion bank holding company headquartered in Holland, Michigan, on September 30, 1997, in a transaction accounted for as a pooling of interests. All financial information reported by the Corporation, including the financial information incorporated by reference, except dividends per share, has been restated for the First Michigan acquisition.

     On February 28, 1997, the Corporation acquired Citi-Bancshares, Inc. ("Citi-Bancshares"), a $548 million one-bank holding company headquartered in Leesburg, Florida. On October 31, 1997, the Corporation acquired The Bank of Winter Park ("Winter Park"), a $90 million bank headquartered in Winter Park, Florida. These transactions were accounted for as purchases; accordingly, the results of Citi-Bancshares and Winter Park have been included in the Corporation's consolidated financial statements from the date of acquisition of these banking institutions.

     In December 1997, the Corporation announced the acquisition of 60 banking offices in Florida to be sold by NationsBank Corporation (the "Branch Acquisition") in connection with the merger of Barnett Banks Inc. into NationsBank Corporation. The Branch Acquisition is expected to add $1.6 billion in loans and $2.6 billion in deposits to the Corporation's balance sheet. The deposit premium, which is subject to final determination based on the deposit levels at the closing of the Branch Acquisition, is expected to be approximately $523 million. The Branch Acquisition has received the approval of the Office of the Comptroller of the Currency and is expected to close in June 1998.

     As of the date of this Prospectus, there are no other material acquisitions pending; however, the Corporation continues to explore opportunities to acquire banking and non-banking companies, both interstate and intrastate. Such future acquisitions could involve cash, debt, equity securities, or a combination of these forms of consideration.

OTHER INFORMATION

     Other than as described in this Prospectus, there have been no material changes in the affairs of the Corporation since the filing of its Annual Report on Form 10-K for the year ended December 31, 1997, that have not been described in a subsequent report filed with the SEC pursuant to the Exchange Act. See "Incorporation of Certain Documents By Reference."

                                USE OF PROCEEDS

     All of the net proceeds from any sale of Capital Securities will be invested by each Trust in the Subordinated Debentures. Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use all of the net proceeds from the sale of Subordinated Debentures for general corporate purposes, which may include the repayment of existing indebtedness, investments in, or extensions of credit to, its subsidiaries, the financing of possible acquisitions, and for general working capital. Pending such use, the net proceeds may be temporarily invested.

     The proceeds from the sale of Subordinated Debentures or Capital Securities will qualify as Tier 1, or core, capital with respect to the Corporation under the current risk-based capital guidelines established by the Federal Reserve. Although the Corporation does not intend to use the proceeds of the Offering for any pending acquisition, the addition of the proceeds to the Corporation's Tier 1 capital will assist the Corporation in maintaining the quality of its capital ratios in light of its recent acquisition activity. The Corporation continues to explore opportunities to acquire banking and non-banking companies. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of the Corporation and its subsidiaries and the availability of other funds.

     Based upon the historical and anticipated future growth of the Corporation and the financial needs of the Corporation and its subsidiaries, the Corporation may engage in additional financings of a character and amount to be determined as the need arises.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     The Subordinated Debentures are to be issued in one or more series under an Indenture, dated as of June 4, 1998, as supplemented from time to time (as so supplemented, the "Indenture") between the Corporation and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. The form of Indenture has been filed as an exhibit to the Registration Statement. The Indenture will be qualified under the Trust Indenture Act.

GENERAL

     Each series of Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness (as defined below) of the Corporation. Each series of Subordinated Debentures will rank pari passu with all other series of Subordinated Debentures issued under the Indenture and with $200 million of obligations of the Corporation associated with the Floating Rate Capital Securities issued by Huntington Capital I (the "Outstanding Capital Securities"). Unless otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination." The Indenture also does not limit the aggregate principal amount of Subordinated Debentures that may be issued under the Indenture.

     The Subordinated Debentures are to be issued in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee of the Board.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Subordinated Debentures:

        - the title of the Subordinated Debentures;

        - any limit upon the aggregate principal amount of the Subordinated Debentures;

        - the date or dates on which the principal of the Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof;

        - the rate or rates, if any, at which the Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

        - the place or places where (subject to the terms of the Indenture as described below under "-- Payment and Paying Agents"), the principal of (and premium, if any) and interest on the Subordinated Debentures will be payable and where (subject to the terms of the Indenture as described below under "-- Denominations, Registration, and Transfer") the Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Subordinated Debentures and the Indentures may be made ("Place of Payment");

        - any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which the Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof;

        - the obligation or the right, if any, of the Corporation or a holder of the Subordinated Debentures to redeem, purchase, or repay the Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which the Subordinated Debentures shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

        - the denominations in which any Subordinated Debentures shall be issuable;

        - if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest on the Subordinated Debentures shall be payable, or in which the Subordinated Debentures shall be denominated;

        - any additions, modifications, or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Subordinated Debentures;

        - if other than the principal amount thereof, the portion of the principal amount of Subordinated Debentures that shall be payable upon declaration of acceleration of maturity;

        - any additions or changes to the Indenture with respect to a series of Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

        - any index or indices used to determine the amount of payments of principal of (and premium, if any) on the Subordinated Debentures and the manner in which such amounts will be determined;

        - the terms and conditions relating to the issuance of a temporary global security representing all of the Subordinated Debentures of such series and the exchange of such temporary global security for definitive Subordinated Debentures of such series;

        - subject to the terms described herein under " -- Global Subordinated Debentures," whether the Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the Depository for such global securities, which Depository shall be a clearing agency registered under the Exchange Act;

        - the appointment of any paying agent or agents;

        - the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Subordinated Debentures into Capital Securities;

        - the form of Declaration and Guarantee; and

        - any other terms of the Subordinated Debentures not inconsistent with the provisions of the Indenture.

     The Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of (and premium, if any) or interest, if any, on any Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms, and other information with respect to such series of Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of (and premium, if any) or interest on any series of Subordinated Debentures, special United States federal income tax, accounting, and other considerations applicable to such series will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debentures will be issuable only in registered form without coupons. Subordinated Debentures of any series will be exchangeable for other Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity, and bearing the same interest rate.

     Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed on such Subordinated Debentures, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Subordinated Debentures (which may be specified in the applicable Prospectus Supplement), without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Indenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each Place of Payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Indenture Trustee will be required to (a) issue, register the transfer of, or exchange Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption, or (b) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion not to be redeemed.

GLOBAL SUBORDINATED DEBENTURES

     The Subordinated Debentures of a series may be issued in whole or in part in the form of one or more global Subordinated Debentures that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Global Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Subordinated Debentures represented by such global security, a global Subordinated Debenture may not be transferred except as a whole by the Depository for such global Subordinated Debenture to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee to a successor Depository or any nominee of such successor.

     So long as the Depository for a global Subordinated Debenture, or its nominee, is the registered owner of such global Subordinated Debenture, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Debentures represented by such global Subordinated Debenture for all purposes under the Indenture governing such Subordinated Debentures. Except as provided below, owners of beneficial interests in a global Subordinated Debenture will not be entitled to have any of the individual Subordinated Debentures of the series represented by such global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Subordinated Debentures of such series in definitive form, and will not be considered the owners or holders of such Subordinated Debentures under the Indenture. See "Book-Entry Issuance." The specific terms of the depository arrangement with respect to a series of Subordinated Debentures will be described in the Prospectus Supplement relating to such series.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions, and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if such approval is then required under applicable capital guidelines or policies, redeem the Subordinated Debentures of any series in whole at any time or in part from time to time. If the Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Subordinated Debenture so redeemed shall equal any accrued and unpaid interest to the date fixed for redemption, plus 100% of the principal amount of such Subordinated Debenture. Except as otherwise specified in the applicable Prospectus Supplement, if a Special Event (as defined below) in respect of a series of Subordinated Debentures shall occur and be continuing, the Corporation may, at its option and subject to the receipt of any necessary prior approval of the Federal Reserve, redeem within 90 days following the occurrence of such Special Event the Subordinated Debentures in whole (but not in part) at a redemption price equal to 100% of the principal amount of such Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus.

     A "Special Event" means a Tax Event, a Regulatory Capital Event, or an Investment Company Event. A "Tax Event" means the receipt by the Corporation of an opinion of counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of (a) any amendment to, clarification of, change in, or announced proposed change in the laws (or any regulations promulgated under such laws) of the United States or any political subdivision or taxing authority of the United States or (b) any judicial decision, any official administrative pronouncement, ruling (including any private letter ruling or technical advice memorandum, or field service advice), revenue agent's report, regulatory procedure, notice, or pronouncement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Corporation or a Trust and whether or not subject to review or appeal, which amendment, clarification, change, Administrative Action, or decision is enacted, promulgated, or announced, in each case, on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that:

        - the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Corresponding Subordinated Debentures,

        - interest payable by the Corporation on such Corresponding Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or

        - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties, or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations promulgated under such laws) of the United States or any rules, guidelines, or policies of the Federal Reserve, or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced or which action is taken on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of such date, will not constitute Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

     An "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm experienced in such matters, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Subordinated Debentures or portions of such Subordinated Debentures called for redemption.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Subordinated Debentures of any series may be convertible or exchangeable into Subordinated Debentures of another series or into Capital Securities of another series. The specific terms on which Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Capital Securities or other securities to be received by the holders of Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE CORPORATION

     The Corporation will covenant, as to each series of Corresponding Subordinated Debentures, that if and so long as the Trust is the holder of all Corresponding Subordinated Debentures, the Corporation, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Related Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses, and liabilities of the Trust (including any taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust, but excluding obligations under the Related Capital Securities).

     The Corporation also will covenant, as to each series of Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or

        - make any payment of principal, interest, and premium, if any, on or repay, repurchase, or redeem any debt securities of the Corporation (including other Subordinated Debentures) that rank pari passu with or junior in interest to the Subordinated Debentures, or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Subordinated Debentures, if at such time:

        - there shall have occurred any event of which the Corporation has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to the Subordinated Debentures and in respect of which the Corporation shall not have taken reasonable steps to cure, or

        - the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to any series of Capital Securities, or

        - the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension of such period, shall be continuing.

     The following are permitted exceptions to this covenant:

        - repurchases, redemptions, or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of an Extension Period);

        - as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock;

        - the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

        - any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to such plan; or

        - any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock).

SUBORDINATION

     The Subordinated Debentures will be subordinated and junior in right of payment to all Senior Indebtedness and will be pari passu with all other series of Subordinated Debentures issued under the Indenture and the $200 million of obligations of the Corporation associated with the Outstanding Capital Securities. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring, or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of the principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of Subordinated Debentures or the holders of the obligations of the Corporation associated with the Outstanding Capital Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debentures or the obligations of the Corporation associated with the Outstanding Capital Securities; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     In the event of the acceleration of the maturity of any Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due on such Senior Indebtedness (including any amounts due upon acceleration of such Senior Indebtedness) before the holders of Subordinated Debentures or the holders of the obligations of the Corporation associated with the Outstanding Capital Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debentures or the obligations of the Corporation associated with the Outstanding Capital Securities; provided, however, that holders of Senior Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     No payments of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity of such Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Corporation and whether or not contingent:

        - every obligation of the Corporation for money borrowed;

        - every obligation of the Corporation evidenced by bonds, debentures, notes, or other similar instruments, including obligations incurred in connection with the acquisition of property, assets, or businesses;

        - every reimbursement obligation of the Corporation with respect to letters of credit, bankers' acceptances, or similar facilities issued for the account of the Corporation;

        - every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

        - every capital lease obligation of the Corporation;

        - every obligation of the Corporation for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; and

        - every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

Notwithstanding the above, "Senior Indebtedness" shall not include:

        - any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Subordinated Debentures, including the obligations associated with the Outstanding Capital Securities;

        - any indebtedness of the Corporation which when incurred was without recourse to the Corporation;

        - any indebtedness of the Corporation to any of its subsidiaries;

        - any indebtedness to an employee of the Corporation; or

        - any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership, or other entity affiliated with the Corporation that is a financing entity of the Corporation in connection with the issuance by such financing entity of securities that are similar to the Capital Securities.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation or any indebtedness or other liabilities that may be incurred by the Corporation's subsidiaries. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Indebtedness. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Huntington National Bank, upon such subsidiary's liquidation, reorganization, or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Subordinated Debentures should look only to the assets of the Corporation for payments on the Subordinated Debentures.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to such series of Subordinated Debentures:

        - failure for 30 days to pay any interest on such series of Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period);

        - failure to pay any principal (or premium, if any) on such series of Subordinated Debentures when due whether at maturity, upon redemption, or otherwise;

        - failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Corporation from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Subordinated Debentures; or

        - certain events in bankruptcy, insolvency, or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures of each series affected have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Subordinated Debentures of each series affected may declare the principal due and payable immediately upon an Indenture Event of Default, and, in the case of Corresponding Subordinated Debentures, should the Indenture Trustee or such holders of such Corresponding Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Related Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures of each series affected may annul such declaration and waive the default if the default (other than the non-payment of the principal of Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. In the case of Corresponding Subordinated Debentures, should the holders of such Corresponding Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Related Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures of such series, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture of such series. In the case of Corresponding Subordinated Debentures, should the holders of such Corresponding Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Related Capital Securities shall have such right. The Corporation is required to file annually with the Indenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Indenture Event of Default shall occur and be continuing as to a series of Corresponding Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Subordinated Debentures and any other amounts payable under the Indenture to be immediately due and payable and to enforce its other rights as a creditor with respect to such Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an Indenture Event of Default with respect to a series of Corresponding Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Related Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Corresponding Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Related Capital Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities outstanding. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Corporation in connection with a Direct Action.

     Except as otherwise described in the Prospectus Supplement, the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures, unless there shall have been an event of default under the Declaration. See "Description of the Capital Securities -- Trust Enforcement Events."

CONSOLIDATION, MERGER, SALE OF ASSETS, AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless:

        - in case the Corporation consolidates with or merges into another Person or conveys, transfers, or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Subordinated Debentures issued under the Indenture;

        - immediately after giving effect to such transaction, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing;

        - if at the time any Capital Securities are outstanding, such transaction is permitted under the related Declaration and related Guarantee and does not give rise to any breach or violation of such Declaration or Guarantee;

        - any such lease provides that it will remain in effect so long as any Subordinated Debentures are outstanding; and

        - certain other conditions prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Subordinated Debentures.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Indenture Trustee may, without the consent of the holders of any series of Subordinated Debentures, amend, waive, or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects, or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Subordinated Debentures), and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

     The Indenture contains provisions permitting the Corporation and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of Subordinated Debentures in any material respect. However, no such modification may, without the consent of the holder of each outstanding Subordinated Debentures so affected, (a) change the Stated Maturity of any series of Subordinated Debentures, or reduce the principal amount of any series of Subordinated Debentures, or reduce the rate or extend the time of payment of interest on such series of Subordinated Debentures (except as is otherwise contemplated by the Prospectus Supplement), or (b) reduce the percentage of principal amount of Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture.

     In addition, in the case of Corresponding Subordinated Debentures, so long as any of the Related Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding Related Capital Securities affected unless and until the principal of the Corresponding Subordinated Debentures and all accrued and unpaid interest have been paid in full and certain other conditions are satisfied.

     The Corporation and the Indenture Trustee may execute, without the consent of any holder of Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Subordinated Debentures.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Corporation, at the Corporation's option:
(a) will be discharged from any and all obligations in respect of the Subordinated Debentures (except for certain obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost, or mutilated Subordinated Debentures, maintain paying agencies, and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of the Corporation"), in each case if the Corporation deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Subordinated Debentures on the dates such payments are due in accordance with the terms of such Subordinated Debentures.

     To exercise any such option, the Corporation is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Subordinated Debentures to recognize income, gain, or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by the Corporation from the United States Internal Revenue Service or revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

DISTRIBUTIONS OF SUBORDINATED DEBENTURES; BOOK-ENTRY ISSUANCE

     Under certain circumstances involving the dissolution of a Trust, Corresponding Subordinated Debentures may be distributed to the holders of the Related Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Related Capital Securities in liquidation, the Corresponding Subordinated Debentures will initially be issued in the form of global securities and certificated securities. The Depository, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for and certain restrictions with respect to such global securities would be substantially identical to those in effect for the Related Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

     There can be no assurance as to the market price of any Corresponding Subordinated Debentures that may be distributed to the holders of the Related Capital Securities.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation initially will act as Paying Agent with respect to the Subordinated Debentures of a series except that, if the Corresponding Subordinated Debentures are distributed to the holders of the Related Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Corporation at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Corporation will be required to maintain a Paying Agent at the Place of Payment.

     Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Subordinated Debentures and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Corporation for payment.

GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures of any series, unless offered reasonable indemnity by such holder against the costs, expenses, and liabilities which might be incurred in connection with the Trustee's exercise of such powers. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING SUBORDINATED DEBENTURES

     The Corresponding Subordinated Debentures may be issued in one or more series of Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Capital Securities. In that event, concurrently with the issuance of each Trust's Capital Securities, such Trust will invest the proceeds of the Capital Securities and the consideration paid by the Corporation for the Common Securities of such Trust in such series of Corresponding Subordinated Debentures issued by the Corporation to such Trust. Each series of Corresponding Subordinated Debentures will be in the principal amount equal to the aggregate stated liquidation amount of the Related Capital Securities and the Common Securities of such Trust and will rank pari passu with all other series of Subordinated Debentures and with the Outstanding Capital Securities. Holders of the Related Capital Securities for a series of Corresponding Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Indenture Events of Default, as described under "-- Modification of Indenture" and "-- Indenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Capital Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Special Event in respect of a Trust shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Subordinated Debentures at any time within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Trust is the holder of all the outstanding Corresponding Subordinated Debentures of such Trust, the proceeds of any such redemption will be used by the Trust to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Subordinated Debentures of such series for all interest periods terminating on or prior to the redemption date.

     The Corporation will covenant, as to each series of Corresponding Subordinated Debentures, that if and so long as (a) the Trust of the related series of Trust Securities is the holder of all such Corresponding Subordinated Debentures, (b) a Tax Event in respect of such Trust has occurred and is continuing and (c) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Capital Securities -- Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Trust such Additional Sums.

     The Corporation also will covenant, as to each series of Corresponding Subordinated Debentures, to maintain directly or indirectly 100% ownership of the Common Securities of the Trust to which such Corresponding Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (b) not to voluntarily dissolve, wind-up, or liquidate any Trust, except:

        - in connection with a distribution of Corresponding Subordinated Debentures to the holders of the Related Capital Securities in exchange for such Related Capital Securities upon liquidation of such Trust,

        - in connection with certain mergers, consolidations, or amalgamations permitted by the related Declaration, in either such case, if so specified in the applicable Prospectus Supplement, upon prior approval of the Federal Reserve if then so required under applicable Federal Reserve capital guidelines or policies, and

        - to use its reasonable efforts, consistent with the terms and provisions of the related Declaration, to cause such Trust to be classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     This summary of certain provisions of the Capital Securities and each Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and all the provisions of such Declaration, including the definitions in the Declaration of certain terms. Wherever particular defined terms of a Declaration (as supplemented or amended from time to time) are referred to in this Prospectus or a Prospectus Supplement, the definitions of such defined terms are incorporated in this Prospectus or such Prospectus Supplement by reference. The form of Declaration has been filed as an exhibit to the Registration Statement.

GENERAL

     Pursuant to the terms of the Declaration for each Trust, the Trust will issue the Capital Securities and the Common Securities. The Capital Securities of a particular Trust will represent undivided preferred beneficial ownership interests in the assets of that Trust and the holders of such Capital Securities will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the corresponding Declaration. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligation of the other.

     The Capital Securities of a Trust will rank pari passu, and payments will be made pro rata, with the Common Securities of that Trust except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Capital Securities and the Common Securities. Each Guarantee executed by the Corporation for the benefit of the holders of a Trust's Trust Securities will be a guarantee on a subordinated basis with respect to such Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Trust does not have sufficient funds available to make such payments. See "Description of the Guarantees." The Corporation's obligations under the related Guarantee, taken together with its obligations under the Corresponding Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses, and liabilities of the related Trust (other than with respect to the Related Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Trust Securities.

     The denomination of the Capital Securities of a Trust is the liquidation amount as specified in the applicable Prospectus Supplement. Holders of the Capital Securities have no preemptive or similar rights.

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York or the City of Columbus are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee is closed for business.

     Each Trust's Capital Securities represent preferred beneficial interests in the applicable Trust, and the Distributions on each Capital Security will be payable at a rate specified in the applicable Prospectus Supplement for such Capital Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Capital Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used in this Prospectus includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series, provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Capital Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Capital Securities) by the Trust of such Capital Securities during any such Extension Period.

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to:

        - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Corporation's capital stock, or

        - make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities that rank pari passu with or junior to the Corresponding Subordinated Debentures, or

        - make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior to the Corresponding Subordinated Debentures.

The following are permitted exceptions to this covenant:

        - repurchases, redemptions, or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, or consultants, or in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period);

        - as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any other class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock;

        - the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

        - any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock, or other property under any stockholders' rights plan, or the redemption or repurchase of rights pursuant to such plan;

        - any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid (or ranks pari passu with or junior to such stock).

     Prior to the termination of any such Extension Period, the Corporation may further extend the Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Subordinated Debentures or exceed the number of consecutive interest payment periods specified in the Prospectus Supplement relating to such series. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new

Extension Period subject to the foregoing requirements. See "Description of the Subordinated Debentures -- Option to Defer Interest Payments."

     The revenue of each Trust available for distribution to holders of its Capital Securities will be limited to payments under the Corresponding Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Subordinated Debentures -- Corresponding Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as described in this Prospectus under "Description of the Guarantees."

     Distributions on the Capital Securities will be payable to the holders of such Capital Securities as they appear on the register of such Trust on the relevant record dates, which, as long as the Capital Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Declaration, each such payment will be made as described under "Book-Entry Issuance." In the event any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (defined below) of Trust Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption at a redemption price (the "Redemption Price") equal to the aggregate liquidation amount of such Trust Securities plus accumulated but unpaid Distributions to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Subordinated Debentures. See "Description of the Subordinated Debentures -- Redemption."

     If less than all of any series of Corresponding Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Trust Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Capital Securities and the Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Subordinated Debentures (a) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (b) at any time, in whole (but not in part), upon the occurrence of a Special Event, or (c) as may be otherwise specified in the applicable Prospectus Supplement, in each case subject to receipt of prior approval by the Federal Reserve, if then so required under applicable Federal Reserve capital guidelines or policies.

     Distribution of Corresponding Subordinated Debentures. Subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve, the Corporation has the right at any time to dissolve any Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause such Corresponding Subordinated Debentures in respect of the Capital Securities and Common Securities issued by such Trust to be distributed to the holders of such Related Capital Securities and Common Securities in exchange for such securities in liquidation of the Trust.

     Special Event Redemption. If a Special Event in respect of a series of Trust Securities shall occur and be continuing, the Corporation will have the right, subject to the receipt of any necessary prior approval of the Federal Reserve, to redeem within 90 days following the occurrence of such Special Event the Corresponding

Subordinated Debentures on the Redemption Date in whole (but not in part) and thereby cause a mandatory redemption of such Trust Securities in whole (but not in part) at a redemption price with respect to such Trust Securities equal to the redemption price in respect of the Subordinated Debentures. In the event a Special Event in respect of a series of Trust Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Subordinated Debentures and thereby cause a mandatory redemption of such Capital Securities or to liquidate the related Trust and cause the Corresponding Subordinated Debentures to be distributed to holders of such Trust Securities in exchange upon liquidation of the Trust as described above, such Capital Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Subordinated Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by a Trust on the outstanding Trust Securities of such Trust shall not be reduced as a result of any additional taxes, duties, and other governmental charges to which such Trust has become subject as a result of a Tax Event.

     "Like Amount" means (a) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a liquidation amount equal to the principal amount of Corresponding Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Corresponding Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Trust, Corresponding Subordinated Debentures having a principal amount equal to the liquidation amount of the Trust Securities in respect of which such distribution is made.

     Under current United States federal income tax law and interpretations of such law and assuming, as expected, the Trust is treated as a grantor trust and not an association taxable as a corporation, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Capital Securities. However, should there be a change in law, a change in legal interpretation, certain Tax Events, or other circumstances, the distribution could be a taxable event to holders of the Capital Securities. The applicable Prospectus Supplement will provide a description of the United States federal income tax consequences of a distribution of the Subordinated Debentures.

REDEMPTION PROCEDURES

     Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the Corresponding Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address. If a Trust gives a notice of redemption in respect of its Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the Depository or its nominee funds sufficient to pay the applicable Redemption Price and will give the Depository irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance." If any such Capital Securities are held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities upon surrender of their certificates evidencing the Capital Securities.

     Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding.

     In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of the Guarantees," Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law) and to the provisions of the applicable Declaration, the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market, or by private agreement.

     Payment of the Redemption Price on the Capital Securities and any distribution of Corresponding Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders of such securities as they appear on the register for such Capital Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     A Trust may not redeem fewer than all of the outstanding Trust Securities unless all accrued and unpaid Distributions have been paid on all Trust Securities for all distribution periods ending on or prior to the date of redemption. If less than all of the Capital Securities and Common Securities issued by a Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities.

     If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the liquidation amount of Capital Securities in such denomination as will be specified in the applicable Prospectus Supplement. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the liquidation amount of such Capital Securities to be redeemed. For all purposes of each Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Trust's Capital Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities of such Trust, and no other payment on account of the redemption, liquidation, or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Trust's outstanding Capital Securities for all Distribution periods on or prior to such payment, or in the case of payment of the Redemption Price, the full amount of such Redemption Price on all of the Trust's outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, such Capital Securities then due and payable.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each Declaration, each Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

        - any liquidation, insolvency, or similar proceeding with respect to the Corporation or all or substantially all of its property;

        - the distribution of a Like Amount of the Corresponding Subordinated Debentures to the holders of the Trust's Capital Securities and Common Securities (subject to the Corporation having received prior approval of the Federal Reserve to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve);

        - the redemption of all of the Trust's Capital Securities in connection with the maturity or redemption of all of the Subordinated Debentures; and

        - the entry by a court of competent jurisdiction of an order for the dissolution of the Trust. Notice of such dissolution shall be given to the holders of the Common Securities and Capital Securities by the Declaration Trustees within 30 days of such event.

     If an early dissolution occurs for any reason other than the maturity or redemption of all of the Subordinated Debentures, the Trust shall be liquidated by the Declaration Trustees as expeditiously as the Declaration Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Capital Securities and Common Securities a Like Amount of the Corresponding Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Trust on its Capital Securities shall be paid on a pro rata basis. The holder(s) of such Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

     After the liquidation date is fixed for any distribution of Corresponding Subordinated Debentures for any series of Capital Securities:

        - such Capital Securities will no longer be deemed to be outstanding,

        - the Depository for such series or its nominee, as a record holder of such Capital Securities, will receive a registered global certificate or certificates representing the Corresponding Subordinated Debentures to be delivered upon such distribution, and

        - any certificates representing such series of Capital Securities held in certificated form will be deemed to represent the Corresponding Subordinated Debentures having a principal amount equal to the liquidation amount of such series of Capital Securities, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Capital Securities until such certificates are presented for cancellation. At that time, the Corporation will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such Subordinated Debentures.

     There can be no assurance as to the market prices for the Capital Securities of a series or the Corresponding Subordinated Debentures that may be distributed in exchange for such Capital Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Corresponding Subordinated Debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered by this Prospectus.

TRUST ENFORCEMENT EVENTS

     An Indenture Event of Default constitutes a Trust Enforcement Event under each Declaration with respect to the series of Trust Securities issued under such Declaration, provided that pursuant to such Declaration, the Corporation, as holder of the Common Securities of such Trust, will be deemed to have waived any Trust Enforcement Event with respect to such Common Securities and will be deemed to have waived any right to act with respect to such Trust Enforcement Event until all Trust Enforcement Events with respect to the Capital Securities issued under such Trust have been cured, waived, or otherwise eliminated. Until such Trust Enforcement Event with respect to such Capital Securities has been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of such Capital Securities and only the holders of such Capital Securities will have the right to direct the Property Trustee with respect to certain matters under that Declaration, and therefore the Indenture.

     Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee or the Property Trustee, as the holder of Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the affected Subordinated Debentures to be immediately due and payable. The Corporation and each Trust is required to file annually with the applicable Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Corresponding Subordinated Debentures held by a Trust, any record holder of Related Capital Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Corporation to enforce the Property Trustee's rights under such Corresponding Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest, principal, or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal, or other payment is otherwise payable, then a record holder of Related Capital Securities may, on or after the respective due dates specified in the Subordinated Debentures, institute a proceeding directly against the Corporation under the Indenture for enforcement of payment on Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder. In connection with such Direct Action, the Corporation will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Corporation to such record holder of Capital Securities.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION

     Except as provided below and under "Description of the Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Declaration, the holders of the Capital Securities will have no voting rights. The Regular Trustees are required to call a meeting of the holders of the Capital Securities if directed to do so by holders of at least 10% in aggregate liquidation amount of the Capital Securities.

     So long as any Corresponding Subordinated Debentures are held by the Property Trustee, the Declaration Trustees shall not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the Related Capital Securities:

        - direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Subordinated Debentures,

        - waive any past default that is waivable under the Indenture,

        - exercise any right to rescind or annul any declaration that the principal of all such Corresponding Subordinated Debentures shall be due and payable, or

        - consent to any amendment, modification, or termination of the Indenture or such Corresponding Subordinated Debentures, where such consent shall be required,

provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Capital Securities.

     The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Related Capital Securities except pursuant to a subsequent vote of the holders of the Related Capital Securities. The Property Trustee shall notify each holder of record of the Related Capital Securities of any notice of default which it receives with respect to the Corresponding Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Related Capital Securities, prior to taking any of the foregoing actions, the Declaration Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     Each Declaration may be amended from time to time by the holders of a majority of the Common Securities and the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), without the consent of the holders of the Capital Securities:

        - to cure any ambiguity, correct or supplement any provisions in such Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration that shall not be inconsistent with the other provisions of such Declaration, or

        - to modify, eliminate, or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or

        - to conform to any change in Rule 3a-7 under the Investment Company Act or written change in interpretation or application of such Rule 3a-7 by any legislative body, court, government agency, or regulatory authority which amendment does not have a material adverse effect on the rights, preferences, or privileges of the holders;

provided, however, that in any such case, such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendment of such Declaration shall become effective when notice of such amendment is given to the holders of the Trust Securities.

     Each Declaration also may be amended by the holders of a majority in aggregate liquidation amount of the Common Securities and the Regular Trustees with:

        - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Capital Securities and

        - receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided, that without the consent of each holder of Trust Securities affected thereby, such Declaration may not be amended to:

        - change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or

        - restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     Any required approval of holders of Capital Securities of a series may be given at a meeting of holders of such Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of such Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Capital Securities in the manner set forth in the applicable Declaration.

     No vote or consent of the holders of Capital Securities will be required for a Trust to redeem and cancel its Capital Securities in accordance with the applicable Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Declaration Trustees, or any affiliate of the Corporation or any Declaration Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of each Trust (including costs and expenses relating to the organization of each Trust, the fees and expenses of all Declaration Trustees, and the costs and expenses relating to the operation of each Trust) and to pay any and all taxes and all costs and expenses with respect to each Trust (other than United States withholding taxes) to which such Trusts might become subject. The Corporation also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

NOTICES

     All notices to holders of Capital Securities of any series shall be validly given if in writing and mailed by first class mail to them at their respective addresses in the register of holders of Capital Securities maintained by the registrar of each Trust. Any such notice shall be deemed to have been given on the later of the date of such publication and the date that is the seventh day after the notice is so mailed.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank will act as the initial registrar and transfer agent for all series of Capital Securities. The Corporation and each Trust shall at all times maintain a transfer agent in the City of New York.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Trust, but the applicable Trust may require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No Trust will be required to (a) register or cause to be registered the transfer or exchange of any Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption, or (b) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion of such Capital Securities not to be redeemed.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee of each Trust, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in each Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred by such exercise. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Declaration, or is unsure of the application of any provision of such Declaration, and the matter is not one on which holders of Capital Securities are entitled under such Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence, or willful misconduct.

PAYMENT AND PAYING AGENTS

     Payments in respect of the Capital Securities shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or, if any Trust's Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled to such payment as such address shall appear on the register maintained by the registrar. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 60 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Corporation) to act as Paying Agent.

REMOVAL OF DECLARATION TRUSTEES

     Unless an Indenture Event of Default shall have occurred and be continuing, any Declaration Trustee may be removed at any time by the holder of the Common Securities. If an Indenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time and a successor trustee appointed by the holders of a majority in liquidation amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove, or replace the Regular Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of a Declaration Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration.

MERGER OR CONSOLIDATION OF DECLARATION TRUSTEES

     Any corporation into which the Property Trustee, the Delaware Trustee, or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Declaration Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Declaration Trustee, shall be the successor of such Declaration Trustee under each Declaration, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS, OR REPLACEMENTS OF THE TRUST

     A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise described in the applicable Declaration.

     A Trust may, at the request of the Corporation without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer, or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State provided that:

        - such successor entity (if not the Trust) either (1) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (2) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption, and otherwise,

        - if the Trust is not the successor entity, the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,

        - such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,

        - such successor entity has a purpose substantially identical to that of the Trust,

        - prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that

         -- such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and

         -- following such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, (A) neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (B) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,

        - the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, and

        - such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees.

     Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Capital Securities, consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

                         DESCRIPTION OF THE GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities and Common Securities. The Chase Manhattan Bank will act as trustee ("Guarantee Trustee") under each Guarantee for purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Indenture Act and all of the provisions of each Guarantee, including the definitions in the Guarantee of certain terms. The form of the Guarantee has been filed as an exhibit to the Registration Statement. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Trust's Capital Securities and Common Securities.

GENERAL

     The Corporation will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in the Guarantee and described in this Prospectus, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off, or counterclaim that such Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the related Trust (the "Guarantee Payments"), will be subject to the Guarantee:

        - any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Trust has sufficient funds available for such payment at the time,

        - the Redemption Price with respect to any Capital Securities called for redemption, to the extent that such Trust has sufficient funds available for such payment at such time, or

        - upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust (unless the Corresponding Subordinated Debentures are distributed to holders of such Capital Securities in exchange therefor), the lesser of (1) the aggregate liquidation amount of the Capital Securities and all accrued and unpaid Distributions to the date of payment and (2) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Trust Securities or by causing the Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under the Trust Securities, but will apply only to the extent that such related Trust has sufficient funds available to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Corresponding Subordinated Debentures held by the related Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available for such payment. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and will be pari passu with all other Guarantees issued by the Corporation and the guarantee issued by the Corporation in connection with the Outstanding Capital Securities to the same extent as the Subordinated Debenture. See "-- Status of the Guarantee" and "Description of the Subordinated Debentures -- Subordination." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the applicable Guarantee, the applicable Declaration, the applicable series of Corresponding Subordinated Debentures, and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Subordinated Debentures, and the Guarantee."

STATUS OF THE GUARANTEE

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and will be pari passu with all other Guarantees issued by the Corporation and the guarantee issued by the Corporation in connection with the Outstanding Capital Securities to the same extent as the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of Trust Securities of the Corresponding Subordinated Debentures.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the related Trust Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities -- Voting Rights; Amendment of Each Declaration." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees, and representatives of the Corporation and shall inure to the benefit of the registered holders of the related Trust Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations under the Guarantee or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate liquidation amount of the related Trust Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the Trust Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Trust Securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred by such exercise.

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all of the related Trust Securities, upon full payment of the amounts payable upon liquidation of the related Trust, or upon distribution of Corresponding Subordinated Debentures to the holders of the related Trust Securities in exchange for all of such Trust Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Securities must restore payment of any sums paid under such Trust Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
         THE CORRESPONDING SUBORDINATED DEBENTURES, AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the related Trust has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of the Guarantees." If and to the extent that the Corporation does not make payments on any series of Corresponding Subordinated Debentures, such Trust will not pay Distributions or other amounts due on the Related Capital Securities. The Guarantees do not cover payment of Distributions when the related Trust does not have sufficient funds to pay such Distributions. In such event, a holder of a series of Capital Securities may institute a legal proceeding directly against the Corporation under the Indenture to enforce payment of such Distributions to such holder after the respective due dates.

     Taken together, the Corporation's obligations under each series of Corresponding Subordinated Debentures, the Indenture, the related Declaration, and the related Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of Distributions and other amounts due on the Related Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Related Capital Securities.

     The obligations of the Corporation under each Guarantee and the Corresponding Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation and will be pari passu with each other Guarantee and series of Subordinated Debentures and with the $200 million of obligations of the Corporation associated with the Outstanding Capital Securities.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Capital Securities, primarily because:

        - the aggregate principal amount of each series of Corresponding Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Related Capital Securities and the related Common Securities;

        - the interest rate and interest and other payment dates on each series of Corresponding Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Capital Securities;

        - the Corporation will pay for all and any costs, expenses, and liabilities of such Trust except the Trust's obligations under its Capital Securities; and

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

        - each Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make under the Indenture with, and to the extent the Corporation has theretofore made or is concurrently on the date of such payment making, a related payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any related Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust, or any other person or entity.

     A default or event of default under any Senior Indebtedness of the Corporation will not constitute an Indenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Corporation, the subordination provisions of the Indenture provide that, except as otherwise specified in the Indenture, no payments may be made in respect of the Corresponding Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on the Corresponding Subordinated Debentures would constitute an Indenture Event of Default.

LIMITED PURPOSE OF TRUSTS

     Each Trust's Capital Securities evidence an undivided beneficial ownership interest in the assets of such Trust, and each Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds from the sale of such Trust Securities in Corresponding Subordinated Debentures. A principal difference between the rights of a holder of Capital Securities and a holder of Corresponding Subordinated Debentures is that a holder of Corresponding Subordinated Debentures is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from such Trust (or from the Corporation under the applicable Guarantee) if and to the extent such Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up, or liquidation of any Trust involving the liquidation of the Corresponding Subordinated Debentures, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Related Capital Securities will be entitled to receive, out of assets held by such Trust, the Liquidation Distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness to the extent set forth in the Indenture, but entitled to receive payment in full of principal and interest before any stockholders of the Corporation receive payments or distributions.

     Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses, and liabilities of each Trust (other than the Trust's obligations to the holders of its Capital Securities), the positions of a holder of such Capital Securities and a holder of such Corresponding Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

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

                              BOOK-ENTRY ISSUANCE

     The Depository Trust Company, New York, New York (the "Depository"), will act as securities depositary for all of the Capital Securities and the Subordinated Debentures, unless otherwise specified in the Prospectus Supplement relating to an offering of Capital Securities or Subordinated Debentures. The Capital Securities and the Subordinated Debentures will be issued only as fully-registered securities (in either temporary or permanent form) registered in the name of the Depository or its nominee. One or more fully-registered global certificates will be issued for the Capital Securities of each Trust and the Subordinated Debentures, representing in the aggregate the total number of such Trust's Capital Securities or aggregate principal balance of Subordinated Debentures, respectively, and will be deposited with the Depository or the Property Trustee, as custodian for the Depository. Unless and until it is exchanged in whole or in part for individual certificates for Capital Securities or Subordinated Debentures, a global certificate for such securities may not be transferred except as a whole:

        - by the Depository to a nominee of the Depository,

        - by a nominee of the Depository to such Depository or another nominee of the Depository, or

        - by the Depository or any nominee to a successor depositary or any nominee of such successor.

     The Depository has advised the Trusts and the Corporation that the Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities for its participating organizations (collectively, the "Participants") and facilitates the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the Depository's system also is available to other entities such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants").

     Purchases of Capital Securities or Subordinated Debentures within the Depository's system must be made by or through Participants, which will receive a credit for the Capital Securities or Subordinated Debentures on the Depository's records. The ownership interest of the actual purchaser of each Capital Security and each Subordinated Debenture ("Beneficial Owner") will in turn be recorded on the Participants' and Indirect Participants' records. The Depository will have no knowledge of the actual Beneficial Owners of the Capital Securities or Subordinated Debentures. The Depository's records will reflect only the identity of the Participants to whose accounts such Capital Securities or Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not receive written confirmation from the Depository of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Subordinated Debentures.

     Transfers of ownership interests in the Capital Securities or Subordinated Debentures will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Subordinated Debentures, except in the event that use of the book-entry system for the Capital Securities of such Trust or Subordinated Debentures is discontinued (see below).

     The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Capital Security or Subordinated Debenture to such persons will be limited to that extent. Because the Depository can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Capital Security or Subordinated Debenture to pledge such interests to persons or entities that do not participate in the Depository's system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
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

     Redemption notices will be sent the Depository or its nominee as the registered holder of the Capital Securities or Subordinated Debentures. If less than all of a Trust's Capital Securities or the Subordinated Debentures are to be redeemed, the Depository's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Distribution payments on the Capital Securities or interest payments on Subordinated Debentures (unless they are Corresponding Subordinated Debentures) will be made by the relevant Trustee or the Corporation, respectively, to the Depository or its nominee, as the record holder of such securities. The relevant Trustee and the Corporation will treat the Depository or its nominee as the sole owner of such securities for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of the Corporation, any Declaration Trustees, any Paying Agent or securities registrar, nor any other agent of the Declaration Trustees has or will have any responsibility or liability for (a) any aspect of the Depository's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Capital Securities or the Subordinated Debentures, or for maintaining, supervising, or reviewing any of the Depository's records or any Participant's or Indirect Participant's records relating to such beneficial ownership interests, or (b) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants.

     The Depository has advised the Trusts and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities and the Subordinated Debentures, is to credit the accounts of the relevant Participants with the payment on the relevant payment date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the relevant Trustees, the relevant Trust, or the Corporation. None of the Corporation, the relevant Trust, or the relevant Trustee will be liable for any delay by the Depository or any of its Participants in identifying the Beneficial Owners. The Corporation, the relevant Trust, and the relevant Trustees may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee for all purposes.

     Interests in the Capital Securities and Subordinated Debentures will trade in the Depository's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of the Depository and its Participants. Transfers between Participants in the Depository will be effected in accordance with the Depository's procedures, and will be settled in same-day funds.

     Although voting with respect to the Capital Securities or the Subordinated Debentures is limited to the holders of record of the Capital Securities or Subordinated Debentures, in those instances in which a vote is required, neither the Depository nor its nominee will itself consent or vote with respect to Capital Securities or Subordinated Debentures. Under its usual procedures, the Depository would mail an omnibus proxy to the relevant Trustee as soon as possible after the record date assigning all consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Subordinated Debentures are credited on the record date.

     The Depository may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Capital Security or Subordinated Debenture certificates representing such Capital Securities or Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through the Depository (or a successor depositary). After an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the relevant Declaration, the holders of a majority in liquidation amount of Capital Securities or aggregate principal amount of Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depository. In any such event, definitive certificates for such Capital Securities or Subordinated Debentures will be printed and delivered.

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

     The information in this section concerning the Depository and its book-entry system has been obtained from sources that the Trusts and the Corporation believe to be reliable, but the Trusts and the Corporation assume no responsibility for the accuracy of such information. None of the Trustees, the Trusts, nor the Corporation has any responsibility for the performance by the Depository or its Participants of their respective obligations as described above or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     The Subordinated Debentures or the Capital Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Trust may sell its Subordinated Debentures or Capital Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Subordinated Debentures or Capital Securities in respect of which this Prospectus is delivered, the amount or number of Subordinated Debentures and Capital Securities to be purchased by any such underwriters, and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Subordinated Debentures or Capital Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In connection with the sale of Capital Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Trust in the form of underwriting discounts or commissions and also may receive commissions. Underwriters may sell Subordinated Debentures or Capital Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Trust to underwriters in connection with the offering of Subordinated Debentures or Capital Securities, and any discounts, concessions, or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Subordinated Debentures or Capital Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Subordinated Debentures or Capital Securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

     Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     The underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain, or otherwise affect the market price of the Capital Securities. Such transactions may include over-allotment transactions in which an underwriter creates a short position in its own account by selling more Capital Securities or Subordinated Debentures than it is committed to purchase from a Trust. In such a case, to cover all or part of the short position, such underwriter may purchase Capital Securities of the same series or Subordinated Debentures in the open market following completion of the initial offering of such Capital Securities or Subordinated Debentures. The underwriters also may engage in stabilizing transactions in which they bid for, and purchase, Capital Securities or Subordinated Debentures at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of such Capital Securities or Subordinated Debentures. The underwriters also may reclaim any selling concessions allowed to a dealer if an underwriter repurchases shares distributed by that dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities of a series or Subordinated Debentures at a level above that which might otherwise prevail in the open market. Neither the Corporation nor any underwriters can make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities or Subordinated Debentures. The underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

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

     Underwriters and dealers or their affiliates may engage in transactions with, or perform investment or commercial banking services for, the Corporation and/or the applicable Trust and/or any of their affiliates in the ordinary course of business. Such underwriters and dealers or their affiliates may receive customary fees and commissions in connection with these transactions.

     The Subordinated Debentures and the Capital Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Subordinated Debentures or Capital Securities are sold for public offering and sale may make a market in such Subordinated Debentures and Capital Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Subordinated Debentures or Capital Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Subordinated Debentures or Capital Securities.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Declarations, and the creation of the Trusts will be passed upon on behalf of the Corporation and the Trusts by Richards, Layton & Finger P.A., special Delaware counsel to the Corporation and the Trusts. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Subordinated Debentures and the Guarantees will be passed upon for the Corporation and the Trusts by Porter, Wright, Morris & Arthur and for the Underwriters by Sullivan & Cromwell. Porter, Wright, Morris & Arthur will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger, P.A. Sullivan & Cromwell will rely as to certain matters of Maryland law on the opinion of Porter, Wright, Morris & Arthur. Sullivan & Cromwell from time to time performs legal services for the Corporation.

                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference, which, as to the years 1996 and 1995, is based in part on the reports of BDO Seidman, LLP, independent auditors. Such financial statements audited by Ernst & Young LLP are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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